Exhibit 4.1

Execution Version

DT MIDSTREAM, INC.

AND EACH OF THE GUARANTORS PARTY HERETO

4.125% SENIOR NOTES DUE 2029

4.375% SENIOR NOTES DUE 2031

INDENTURE

Dated as of June 9, 2021

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

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EXHIBITS

Exhibit A-1	FORM OF 2029 NOTE
Exhibit A-2	FORM OF 2031 NOTE
Exhibit B-1	FORM OF CERTIFICATE OF TRANSFER (2029 NOTES)
Exhibit B-2	FORM OF CERTIFICATE OF TRANSFER (2031 NOTES)
Exhibit C-1	FORM OF CERTIFICATE OF EXCHANGE (2029 NOTES)
Exhibit C-2	FORM OF CERTIFICATE OF EXCHANGE (2031 NOTES)
Exhibit D-1	FORM OF CERTIFICATE ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR (2029 NOTES)
Exhibit D-2	FORM OF CERTIFICATE ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR (2031 NOTES)
Exhibit E	FORM OF SUPPLEMENTAL INDENTURE

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INDENTURE dated as of June 9, 2021, among DT Midstream, Inc., a Delaware corporation (the “Issuer”), the Guarantors (as defined herein) and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS OF THE ISSUER

The Issuer has duly authorized the creation of an issue of $1.1 billion aggregate principal amount of 4.125% Senior Notes due 2029 issued on the date hereof (the “Initial 2029 Notes”) and $1.0 billion aggregate principal amount of 4.375% Senior Notes due 2031 issued on the date hereof (the “Initial 2031 Notes” and, together with the Initial 2029 Notes, the “Initial Notes” and each, a “series of Notes”), and to provide therefor the Issuer has duly authorized the execution and delivery of this Indenture. The Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of (i) the Initial Notes and (ii) any Additional Notes (as defined herein) that may be issued from time to time under this Indenture.

All things necessary have been done to make the Initial Notes, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid and legally binding obligations of the Issuer and to make this Indenture a valid and legally binding agreement of the Issuer and the Guarantors, in accordance with their and its terms.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.    Definitions.

“144A Global 2029 Note” means a Global 2029 Note substantially in the form of Exhibit A-1 hereto bearing the Global Note Legend, the Private Placement Legend and the OID Legend, if applicable, deposited with the Custodian and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the 2029 Notes sold in reliance on Rule 144A.

“144A Global 2031 Note” means a Global 2031 Note substantially in the form of Exhibit A-2 hereto bearing the Global Note Legend, the Private Placement Legend and the OID Legend, if applicable, deposited with the Custodian and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the 2031 Notes sold in reliance on Rule 144A.

“144A Global Note” means the 144A Global 2029 Note and the 144A Global 2031 Note.

“2029 Notes” means the Initial 2029 Notes and any Additional 2029 Notes. The Initial 2029 Notes and the Additional 2029 Notes, if any, shall be treated as a single class for all purposes under this Indenture.

“2029 Notes Applicable Premium” means, with respect to:

(A)	any 2029 Note, at the time of computation, the greater of:

(1)    1.0% of the principal amount of such 2029 Note; and

(2)    the excess of:

(a)    the present value at such time of (i) the redemption price of such 2029 Note at June 15, 2024 (such redemption price being set forth in the table appearing in Section 3.07(c)), plus (ii) all required remaining scheduled interest payments due on such 2029 Note through June 15, 2024 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the 2029 Notes Treasury Rate as of such time plus 50 basis points, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months); over

(b)    the principal amount of such 2029 Note.

“2029 Notes Treasury Rate” means, with respect to any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to such time (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 15, 2024; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Issuer shall obtain the 2029 Notes Treasury Rate by linear interpolation (calculated to the nearest one twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to June 15, 2024, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Issuer will (a) calculate the 2029 Notes Treasury Rate no later than the second Business Day (and no earlier than the fourth Business Day) preceding the applicable redemption date (or, in the case of any redemption in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture, on the Business Day preceding such event) and (b) prior to such redemption date file with the Trustee a statement setting forth the 2029 Notes Applicable Premium and the 2029 Notes Treasury Rate and showing the calculation of each in reasonable detail.

“2031 Notes” means the Initial 2031 Notes and any Additional 2031 Notes. The Initial 2031 Notes and the Additional 2031 Notes, if any, shall be treated as a single class for all purposes under this Indenture.

“2031 Notes Applicable Premium” means, with respect to:

(A)	any 2031 Note, at the time of computation, the greater of:

(1)    1.0% of the principal amount of such 2031 Note; and

(2)    the excess of:

(a)    the present value at such time of (i) the redemption price of such 2031 Note at June 15, 2026 (such redemption price being set forth in the table appearing in Section 3.08(c)), plus (ii) all required remaining scheduled interest payments due on such 2031 Note through June 15, 2026 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the 2031 Notes Treasury Rate as of such time plus 50 basis points, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months); over

(b)    the principal amount of such 2031 Note.

“2031 Notes Treasury Rate” means, with respect to any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to such time (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 15, 2026; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Issuer shall obtain the 2031 Notes Treasury Rate by linear interpolation (calculated to the nearest one twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to June 15, 2026, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Issuer will (a) calculate the 2031 Notes Treasury Rate no later than the second Business Day (and no earlier than the fourth Business Day) preceding the applicable redemption date (or, in the case of any redemption in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture, on the Business Day preceding such event) and (b) prior to such redemption date file with the Trustee a statement setting forth the 2031 Notes Applicable Premium and the 2031 Notes Treasury Rate and showing the calculation of each in reasonable detail.

“Acquired Debt” means, with respect to any specified Person:

(1)    Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such Person merging with or into or becoming a Subsidiary of such specified Person; and

(2)    Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional 2029 Notes” means additional 2029 Notes (other than the Initial 2029 Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial 2029 Notes, whether or not they bear the same CUSIP or ISIN number as the Initial 2029 Notes.

“Additional 2031 Notes” means additional 2031 Notes (other than the Initial 2031 Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial 2031 Notes, whether or not they bear the same CUSIP or ISIN number as the Initial 2031 Notes.

“Additional Notes” means the Additional 2029 Notes and the Additional 2031 Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar or Paying Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1)    the sale, lease, conveyance or other disposition of any properties or assets; provided, however, that the sale, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole will be governed by Section 4.15 hereof and/or Section 5.01 hereof and not by Section 4.10 hereof; and

(2)    the issuance of Equity Interests in any of the Issuer’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)    any single transaction or series of related transactions that involves properties or assets having a Fair Market Value of less than $35.0 million;

(2)    [reserved];

(3)    a transfer or other disposition of properties or assets between or among the Issuer and its Restricted Subsidiaries;

(4)    an issuance, sale or other disposition of Equity Interests by a Restricted Subsidiary of the Issuer to the Issuer or to a Restricted Subsidiary of the Issuer;

(5)    the sale or lease of products, equipment, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete properties or assets in the ordinary course of business;

(6)    the sale or other disposition of cash or Cash Equivalents, Hedging Obligations or other financial instruments in the ordinary course of business;

(7)    a Restricted Payment that does not violate Section 4.07 hereof or a Permitted Investment;

(8)    any substantially contemporaneous (and in any event occurring within 180 days of each other) trade or exchange by the Issuer or any Restricted Subsidiary of properties or assets of any type for properties or assets owned or held by another Person that are used or useful in a Permitted Business, including any disposition of some but not all of the Equity Interests of a Restricted Subsidiary in exchange for assets or properties that are used or useful in a Permitted Business and after which the Person whose Equity Interests have been so disposed of continues to be a Restricted Subsidiary; provided that the Fair Market Value of the properties or assets traded or exchanged by the Issuer or such Restricted Subsidiary (together with any cash or Cash Equivalents and liabilities assumed) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash or Cash Equivalents and liabilities assumed) to be received by the Issuer or such Restricted Subsidiary; and provided further that any cash received must be applied in accordance with Section 4.10 hereof;

(9)    the creation or perfection of a Lien that is not prohibited by Section 4.12 hereof and any disposition in connection with a Permitted Lien;

(10)    dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between the joint venture parties set forth in, joint venture agreements or any similar binding arrangements;

(11)    surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; and

(12)    the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. As used in the preceding sentence, “net rental payments” under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rental or other payments shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. For purposes of this definition, present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Finance Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Finance Lease Obligation.”

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock or unit purchase agreement, merger agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

“Board of Directors” means:

(1)    with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)    with respect to a partnership, the board of directors, board of managers or other governing body of the general partner of the partnership, or, if such general partner is itself a limited partnership, then the board of directors, board of managers or other governing body of its general partner;

(3)    with respect to a limited liability company, the board of managers or directors, the managing member or members or any controlling committee of managing members thereof or other governing body; and

(4)    with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1)    in the case of a corporation, corporate stock;

(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)    United States dollars or, in an amount up to the amount necessary or appropriate to fund local operating expenses, other currencies;

(2)    securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3)    certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson BankWatch Rating of “B” or better;

(4)    repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)    commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within six months after the date of acquisition; and

(6)    money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following (and excluding, for the avoidance of doubt, the Transactions):

(1)    the direct or indirect sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the properties and assets of the Issuer and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than a Restricted Subsidiary of the Issuer;

(2)    the adoption of a plan relating to the liquidation or dissolution of the Issuer; or

(3)    after the Spin-Off, any “person” or group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Issuer, measured by voting power rather than number of shares.

“Change of Control Triggering Event” means, with respect to a series of Notes, the occurrence of a decrease in the rating of such series of Notes by one or more gradations by both Rating Agencies (including gradations within the rating categories, as well as between categories), within 60 days after the earlier of (x) a Change of Control, (y) the date of public notice of the occurrence of a Change of Control or (z) public notice of the intention of the Issuer to effect a Change of Control (which 60-day period shall be extended so long as the rating of the Notes of such series is under publicly announced consideration for possible downgrade by a Rating Agency); provided, however, that a Change of Control Triggering Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Change of Control Triggering Event for purposes of the definition of “Change of Control”) unless the Rating Agencies making the reduction in rating to which this definition would otherwise apply announces or publicly confirms or informs the Issuer or the Trustee in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Change of Control Triggering Event).

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearance agency.

“Company Order” means a written order delivered to the Trustee by the Issuer and executed on its behalf by an Officer of the Issuer.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)    an amount equal to (a) any extraordinary gain or loss plus (b) any net gain or loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale or the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, in each case, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)    provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)    the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Finance Lease Obligations, imputed interest with respect to Attributable

Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments, if any, made or received pursuant to interest-rate Hedging Obligations), net of interest income, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4)    depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5)    unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; plus

(6)    all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense; plus

(7)    any fees and expenses for such period relating to the Transactions; minus

(8)    non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)    the aggregate Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)    for purposes of determining the amount available for Restricted Payments under Section 4.07(a)(4)(A), the Net Income of any Restricted Subsidiary that is not a Guarantor will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

(3)    the cumulative effect of a change in accounting principles will be excluded;

(4)    unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including those resulting from the application of the Financial Accounting Standards Board’s Accounting Standards Codification Topic No. 815, Derivatives and Hedging, will be excluded; and

(5)    any charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be excluded.

“Consolidated Net Tangible Assets” means, with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person’s most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting the following amounts: (a) all current liabilities reflected in such balance sheet, and (b) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet; provided that, for purposes of testing the covenants under this Indenture in connection with any transaction, the Consolidated Net Tangible Assets of such Person and its Restricted Subsidiaries shall be adjusted to reflect such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Total Debt” means, with respect to any Person at any date of determination, without duplication, the sum of the aggregate principal amount of Indebtedness of the specified Person outstanding as of such date, determined on a consolidated basis, but excluding Indebtedness of the type referred to in clause (5) or (6) of the definition thereof, determined on a consolidated basis.

“Corporate Trust Office of the Trustee” means the office of the Trustee at which at any time its corporate trust business in relation to this Indenture shall be administered, which office at the date hereof is located at 535 Griswold Street, Suite 550, Detroit, Michigan 48226, Attention: Global Corporate Trust, and for purposes of Section 2.03 and Section 4.02 hereof such office shall also mean the office or agent of the Trustee located at 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Global Corporate Trust, or such other address in the City of New York as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office in the City of New York of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Credit Facilities” means, one or more credit facilities, debt facilities (including the New Senior Secured Credit Facilities), commercial paper facilities or capital markets financings, in each case, with banks or other institutional lenders or investors providing for revolving credit loans, term loans, accounts receivable financing (through the sale or contribution of accounts receivable to such lenders or to special purpose entities formed to borrow from such lenders against such accounts receivable), letters of credit or other Indebtedness, including any Notes and Guarantees, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of any capital markets transaction) in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive 2029 Note” means a certificated 2029 Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A-1 hereto except that such 2029 Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global 2029 Note” attached thereto.

“Definitive 2031 Note” means a certificated 2031 Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A-2 hereto except that such 2031 Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global 2031 Note” attached thereto.

“Definitive Note” means the Definitive 2029 Notes and/or the Definitive 2031 Notes, as applicable.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the fair market value (as determined in good faith by the Issuer) of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as “Designated Non-cash Consideration” pursuant to an Officers’ Certificate, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Disqualified Equity” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Equity Interest), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Equity Interest, in whole or in part, on or prior to the date that is 91 days after the date on which the applicable series of Notes mature. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Equity solely because the holders of the Equity Interest have the right to require the Issuer to repurchase such Equity Interest upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Equity if the terms of such Equity Interest provide that the Issuer may not repurchase or redeem any such Equity Interest pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.

“Domestic Subsidiary” means any Restricted Subsidiary of the Issuer that was formed under the laws of the United States or any state of the United States or the District of Columbia and all of whose outstanding Capital Stock is Beneficially Owned by the Issuer.

“DTE Energy” means DTE Energy Company, a Michigan corporation.

“DTE Energy Dividend” means a dividend by the Issuer payable to DTE Energy or one of DTE Energy’s subsidiaries from the net proceeds of the Notes offered pursuant to this Indenture and the New Term Loan Facility prior to or substantially concurrently with the Spin-Off.

“DTE Energy Obligations” means Obligations under Indebtedness of the Issuer or any of its Subsidiaries owed to DTE Energy or any of its Subsidiaries outstanding prior to the Spin-Off, all of which shall be paid off prior to or substantially concurrently with the Spin-Off.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of Equity Interests (other than Disqualified Equity) made for cash on a primary basis by the Issuer after the date of this Indenture.

“Euroclear” means Euroclear Bank S.A./N.V., or any successor securities clearance agency.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Issuer and its Subsidiaries (other than the Notes and Indebtedness under the credit agreement that will govern the New Senior Secured Credit Facilities) in existence on the date of this Indenture, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Issuer in the case of amounts over $50.0 million and otherwise by an executive officer of the Issuer.

“Finance Lease Obligation” means any obligation that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP. The amount of a Finance Lease Obligation means, at the time any determination is to be made, the amount of the liability in respect of a financing or capital lease that would at that time be required to be reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. If the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Disqualified Equity subsequent to the commencement of the applicable four-quarter reference period and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Disqualified Equity, and the use of the proceeds therefrom, as if the same had occurred at the beginning of such period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)    acquisitions (including, without limitation, a single asset, division or segment or an entire company) that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, asset purchase transactions or consolidations and including any related financing transactions during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any Consolidated Cash Flow and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial or accounting officer of such Person (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto);

(2)    the Consolidated Cash Flow attributable to operations or businesses (and ownership interests therein) disposed of on or prior to the Calculation Date, will be excluded;

(3)    the Fixed Charges attributable to operations or businesses (and ownership interests therein) disposed of on or prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)    interest income reasonably anticipated by such Person to be received during the applicable four quarter period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, will be included;

(5)    any Person that is a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed to have been a Restricted Subsidiary of the specified Person at all times during such four-quarter period;

(6)    any Person that is not a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed not to have been a Restricted Subsidiary of the specified Person at any time during such four-quarter period;

(7)    if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of the applicable period to the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness, but if such Hedging Obligation has a remaining term as at the Calculation Date of less than 12 months, then such Hedging Obligation shall only be taken into account for that portion of the period equal to the remaining term thereof); and

(8)    if any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation.

For purposes of this definition, whenever pro forma effect is to be given to any transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the specified Person. Interest on a Finance Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the specified Person to be the rate of interest implicit in such Finance Lease Obligation. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the specified Person may designate.

“Fixed Charges” means, with respect to any specified Person for any period, (A) the sum, without duplication, of:

(1)    the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Finance Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptance financings, but excluding (a) amortization of deferred financing charges incurred in respect of the Notes and the credit agreement that will govern the New Senior Secured Credit Facilities and (b) the write off of any deferred financing fees or debt discount, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)    the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)    any interest expense respecting Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)    an amount equal to all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Equity of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Issuer (other than Disqualified Equity) or to the Issuer or a Restricted Subsidiary of the Issuer; minus

(B)

to the extent included in (A) above, write-offs of deferred financing costs of such Person and its Restricted Subsidiaries during such period and any charge related to, or any premium or penalty paid in connection with, paying any such Indebtedness of such Person and its Restricted Subsidiaries prior to its Stated Maturity.

“Foreign Subsidiary” means any Restricted Subsidiary of the Issuer that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.

“Global 2029 Notes” means, individually and collectively, each of the Restricted Global 2029 Notes registered in the name of the Depositary or its nominee, deposited with the Custodian, substantially in the form of Exhibit A-1 hereto, that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global 2029 Note” attached thereto, issued in accordance with Section 2.01 or 2.06 hereof.

“Global 2031 Notes” means, individually and collectively, each of the Restricted Global 2031 Notes registered in the name of the Depositary or its nominee, deposited with the Custodian, substantially in the form of Exhibit A-2 hereto, that bears the Global 2031 Note Legend and that has the “Schedule of Exchanges of Interests in the Global 2031 Note” attached thereto, issued in accordance with Section 2.01 or 2.06 hereof.

“Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means the Global 2029 Notes and/or Global 2031 Notes, as applicable.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness, and the term “Guaranteed” has a correlative meaning.

“Guarantors” means, with respect to each series of Notes, each of:

(1)    the Subsidiaries of the Issuer executing this Indenture as initial Guarantors of such series of Notes; and

(2)    any other Subsidiary of the Issuer that becomes a Guarantor of such series of Notes in accordance with the provisions of this Indenture, in each case, and their respective successors and assigns.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person incurred in the ordinary course of business and not for speculative purposes under:

(1)    interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements entered into with one or more financial institutions and designed to reduce costs of borrowing or to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred;

(2)    other agreements or arrangements designed to manage interest rates or interest rate risk;

(3)    foreign exchange contracts and currency protection agreements entered into with one of more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in currency exchange rates with respect to Indebtedness incurred;

(4)    any commodity futures contract, commodity option, commodity swap agreement or other similar agreement or arrangement designed to protect against fluctuations in the price of Hydrocarbons used, produced, processed or sold by that Person or any of its Restricted Subsidiaries at the time; and

(5)    other agreements or arrangements designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in currency exchange rates or commodity prices.

“Holder” means a Person in whose name a Note is registered on the applicable Registrar’s books.

“Hydrocarbons” means crude oil, natural gas, natural gas liquids, casinghead gas, drip gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)    in respect of borrowed money;

(2)    evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)    in respect of bankers’ acceptances;

(4)    representing Finance Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5)    representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6)    representing any Hedging Obligations;

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

Notwithstanding the foregoing, the following shall not constitute “Indebtedness”:

(1)    accrued expenses and trade accounts payable arising in the ordinary course of business;

(2)    any obligation of such Person or any of its Restricted Subsidiaries in respect of bid, performance, surety and similar bonds issued for the account of such Person and any of its Restricted Subsidiaries in the ordinary course of business, including Guarantees and obligations of such Person or any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each case other than an obligation for money borrowed);

(3)    any Indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Government Securities (in an amount sufficient to satisfy all such Indebtedness at fixed maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such Indebtedness and subject to no other Liens, and the other applicable terms of the instrument governing such Indebtedness;

(4)    any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such obligation is extinguished within five Business Days of its incurrence; and

(5)    any obligation arising from any agreement providing for indemnities, guarantees, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than Guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition of assets.

The term “Indebtedness” also excludes any repayment or reimbursement obligation of such Person or any of its Restricted Subsidiaries with respect to Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers the Person’s or such Restricted Subsidiary’s direct repayment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Notes” has the meaning set forth in the preamble of this Indenture.

“Initial Purchasers” means, with respect to the Initial Notes, Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Fifth Third Securities, Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, Truist Securities, Inc. and U.S. Bancorp Investments, Inc. and, with respect to any Additional Notes, the initial purchasers thereof.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P.

“Investments” means, with respect to any Person, (a) all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding (1) commission, travel and similar advances to officers and employees made in the ordinary course of business and (2) advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender), and (b) purchases or other acquisitions of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Issuer’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(c) hereof.

“Issue Date” means June 9, 2021.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Leverage Ratio” means, on any date and for any Person, the ratio of (a) Consolidated Total Debt of such Person as of such date to (b) Consolidated Cash Flow of such Person for the four-quarter reference period ending on or prior to such date. Any pro forma adjustments to the Leverage Ratio shall be made in the same manner (as applicable) as pro forma adjustments set forth in the definition of “Fixed Charge Coverage Ratio.”

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement. In no event shall a right of first refusal (or similar right) be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1)    the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale;

(2)    taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements;

(3)    amounts required to be applied to the repayment of Indebtedness, other than revolving credit Indebtedness except to the extent resulting from a permanent reduction in availability of such Indebtedness under a Credit Facility, secured by a Lien on the properties or assets that were the subject of such Asset Sale and all pro rata distributions and payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale; and

(4)    any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by the Issuer or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Issuer or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

“New Revolving Credit Facility” means the up to $750 million 5-year senior secured revolving credit facility.

“New Senior Secured Credit Facilities” means collectively, the New Term Loan Facility and the New Revolving Credit Facility.

“New Term Loan Facility” means the up to $1 billion of term loans pursuant to a 7-year senior secured term loan facility.

“Non-Recourse Debt” means Indebtedness:

(1)    as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), except for Customary Recourse Exceptions, (b) is directly or indirectly liable as a guarantor or otherwise or (c) is the lender; and

(2)    no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (except the Notes) of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable prior to its Stated Maturity.

For purposes of determining compliance with Section 4.09 hereof, if any Non-Recourse Debt of any of the Issuer’s Unrestricted Subsidiaries ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s obligations under this Indenture and the Notes, pursuant to the provisions of this Indenture.

“Notes” means the Initial Notes and any Additional Notes. The Initial Notes and the Additional Notes, if any, shall be treated as a single class for all purposes under this Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the final Offering Memorandum of the Issuer, dated May 25, 2021, with respect to the Initial Notes offered thereunder to the Initial Purchasers.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person (or, if such Person is a limited partnership, the general partner of such Person).

“Officers’ Certificate” means, with respect to any Person, a certificate signed on behalf of such Person by any two of its Officers, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of such Person that meets the requirements of Section 12.05 hereof.

“OID Legend” means the legend set forth in Section 2.06(g)(3) hereof to be placed on all Notes issued under this Indenture that have more than a de minimis amount of original issue discount for U.S. Federal income tax purposes.

“Opinion of Counsel” means an opinion from legal counsel that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Issuer or its Subsidiaries.

“Opinion of Outside Counsel” means an opinion from legal counsel that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Trustee but not an employee of the Issuer or an Affiliate thereof.

“Permitted Business” means (1) gathering, transporting, treating, processing, dehydrating, separating, compressing, blending, fractionating, marketing, purchasing, selling, producing, distributing, terminalling, storing, capturing, utilizing, sequestering or otherwise handling Hydrocarbons, renewable Hydrocarbons, renewable fuels, hydrogen or carbon dioxide or other gasses, (2) collecting, impounding, storing, treating, transporting, distributing, disposing or otherwise handling fresh water or waste water, (3) mining, excavating, producing, processing, storing or transporting sand, (4) carbon-reducing technologies or clean, renewable or alternative energy businesses or technologies, (5) any business conducted or proposed to be conducted by the Issuer or any Restricted Subsidiary on the Issue Date, (6) any other business that generates gross income that constitutes “qualifying income” under Section 7704(d) of the Internal Revenue Code of 1986, as amended, (7) any business, activity or service that is, in the reasonable judgment of the Issuer, similar, reasonably related, incidental or ancillary to the foregoing or extensions, developments or expansions thereof or (8) entering into Hedging Obligations to support the foregoing.

“Permitted Business Investments” means Investments by the Issuer or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of the Issuer or in any joint venture, provided that:

(1)    either (a) at the time of such Investment and immediately thereafter, the Issuer could incur $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof or (b) such Investment does not exceed the aggregate amount of Incremental Funds (as defined in Section 4.07 hereof) not previously expended at the time of making such Investment;

(2)    if such Unrestricted Subsidiary or joint venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such Indebtedness of such Unrestricted Subsidiary or joint venture that is recourse to the Issuer or any of its Restricted Subsidiaries (which shall include all Indebtedness of such Unrestricted Subsidiary or joint venture for which the Issuer or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any guarantee, including any “claw-back,” “make-well” or “keep-well” arrangement) could, at the time such Investment is made, be incurred at that time by the Issuer and its Restricted Subsidiaries under the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

(3)    such Unrestricted Subsidiary’s or joint venture’s activities are not outside the scope of the Permitted Business.

“Permitted Investments” means:

(1)    any Investment in the Issuer or in a Restricted Subsidiary of the Issuer (including through purchases of the Notes or other Senior Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer);

(2)    any Investment in Cash Equivalents;

(3)    any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment:

(a)    such Person becomes a Restricted Subsidiary of the Issuer; or

(b)    such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its properties or assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

(4)    any Investment made as a result of the receipt of non-cash consideration:

(a)    from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; or

(b)    pursuant to clause (8) of the items deemed not to be Asset Sales under the definition of “Asset Sale;”

(5)    any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Equity) of the Issuer;

(6)    any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or as a result of a foreclosure, perfection or enforcement by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment in default; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7)    Investments represented by Hedging Obligations permitted to be incurred;

(8)    loans or advances to employees of the Issuer or any of its Affiliates made in the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer in an aggregate principal amount not to exceed $2.5 million at any one time outstanding;

(9)    any Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, workers’ compensation and performance and other similar deposits and prepaid expenses made in the ordinary course of business;

(10)    [reserved];

(11)    Guarantees of Indebtedness of the Issuer and its Subsidiaries (other than Unrestricted Subsidiaries of the Issuer) permitted under Section 4.09 and performance guarantees (not in respect of Indebtedness) in the ordinary course of business;

(12)    Permitted Business Investments; and

(13)    other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding not to exceed the greater of (a) $275.0 million and (b) 5.0% of the Issuer’s Consolidated Net Tangible Assets; provided, however, that if any Investment pursuant to this clause (13) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) of this definition and shall cease to have been made pursuant to this clause (13) for so long as such Person continues to be a Restricted Subsidiary.

“Permitted Liens” means:

(1)    Liens securing any Indebtedness under any of the Credit Facilities permitted to be incurred pursuant to Section 4.09 and all Obligations and Hedging Obligations relating to such Indebtedness;

(2)    Liens in favor of the Issuer or the Guarantors;

(3)    Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Issuer or any Subsidiary of the Issuer; provided that such Liens were in existence prior to such merger or consolidation and do not extend to any assets other than those of the Person merged with or into or consolidated with the Issuer or the Subsidiary;

(4)    Liens on property existing at the time of acquisition of the property by the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to, and not incurred in contemplation of, such acquisition;

(5)    Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, workers’ compensation obligations, reimbursement obligations owed to insurers, bids, true leases or other obligations of a like nature incurred in the ordinary course of business;

(6)    Liens to secure Indebtedness (including Finance Lease Obligations) permitted by Section 4.09(b)(4) hereof covering only the assets acquired with or financed by such Indebtedness;

(7)    Liens existing on the date of this Indenture (other than Liens securing the Credit Facilities);

(8)    Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

(9)    Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, repairman’s, mechanics’ and other like Liens, in each case, incurred in the ordinary course of business;

(10)    Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees);

(11)    Liens on any property or asset acquired, constructed or improved by the Issuer or any of its Restricted Subsidiaries, which (a) are in favor of the seller of such property or asset, in favor of the Person developing, constructing, repairing or improving such property or asset, or in favor of the Person that provided the funding for the acquisition, development, construction, repair or improvement cost, as the case may be, of such property or asset, (b) are created within 360 days after the acquisition, development, construction, repair or improvement, (c) secure the purchase price or development, construction, repair or improvement cost, as the case may be, of such property or asset in an amount up to 100% of the Fair Market Value of such acquisition, construction or improvement of such property or asset, and (d) are limited to the asset or property so acquired, constructed or improved (including the proceeds thereof, accessions thereto and upgrades thereof);

(12)    Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any joint venture owned by the Issuer or any Restricted Subsidiary of the Issuer to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or joint venture;

(13)    Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Issuer or any of its Restricted Subsidiaries on deposit with or in possession of such bank;

(14)    Liens to secure performance of Hedging Obligations or Treasury Management Arrangements of the Issuer or any of its Restricted Subsidiaries;

(15)    Liens arising under construction contracts, interconnection agreements, operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farmout agreements, division orders, contracts for purchase, gathering, processing, fractionating, sale, transportation or exchange of crude oil, natural gas liquids, condensate and natural gas, natural gas storage agreements, unitization and pooling declarations and agreements, area of mutual interest agreements, real property leases and other agreements arising in the ordinary course of business of the Issuer and its Restricted Subsidiaries that are customary in the Permitted Business;

(16)    Liens upon specific items of inventory, receivables or other goods or proceeds of the Issuer or any of its Restricted Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods or proceeds and permitted by Section 4.09;

(17)    Liens securing (a) any defeasance trust, provided that such Liens do not extend to any assets or properties that are not part of such defeasance trust, or (b) any Indebtedness equally and ratably with all Obligations due under the Notes or any Note Guarantee pursuant to a contractual covenant that limits Liens in a manner substantially similar to Section 4.12;

(18)    any interest or title of a lessor to any property subject to a Finance Lease Obligation;

(19)    Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer; provided, however, that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness then outstanding and secured by any Liens pursuant to this clause (19), together with Permitted Refinancing Indebtedness of such Indebtedness secured by any Liens pursuant to clause (20) below, does not exceed the greater of (a) $275.0 million and (b) 5.0% of the Issuer’s Consolidated Net Tangible Assets at such time; and

(20)    any Lien incurred to secure any Permitted Refinancing Indebtedness incurred to refinance any Indebtedness secured by any Lien referred to in clauses (1), (3), (4), (6), (7), (10), (11) and (19) above and this clause (20); provided that (a) the principal amount of Indebtedness secured by such Lien does not exceed the principal amount of such Indebtedness outstanding immediately prior to the renewal, extension, refinance or refund of such Lien, plus all accrued interest on the Indebtedness secured thereby and the amount of all fees, expenses and premiums incurred in connection therewith, and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)    the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)    such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3)    if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees, on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)    such Indebtedness is not incurred by a Restricted Subsidiary of the Issuer (other than any Guarantor) if the Issuer or any Guarantor is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1)(A) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating of a series of Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer, which shall be substituted for Moody’s or S&P or both, as the case may be, with respect to such series of Notes.

“Redemption Date” means the 2029 Redemption Date and/or the 2031 Redemption Date, as applicable.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global 2029 Note” means a Global 2029 Note substantially in the form of Exhibit A-1 hereto bearing the Global Note Legend, the Private Placement Legend and OID Legend, if applicable, deposited with the Custodian and registered in the name of the Depositary or its nominee, and issued in a denomination equal to the outstanding principal amount of the 2029 Notes sold or issued in reliance on Rule 903 of Regulation S.

“Regulation S Global 2031 Note” means a Global 2031 Note substantially in the form of Exhibit A-2 hereto bearing the Global Note Legend, the Private Placement Legend and OID Legend, if applicable, deposited with the Custodian and registered in the name of the Depositary or its nominee, and issued in a denomination equal to the outstanding principal amount of the 2031 Notes sold or issued in reliance on Rule 903 of Regulation S.

“Regulation S Global Note” means the Regulation S Global 2029 Note and/or Regulation S Global 2031 Note, as applicable.

“Responsible Officer” when used with respect to the Trustee, means any officer within the corporate trust administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Definitive 2029 Note” means a Definitive 2029 Note that is a Restricted Note.

“Restricted Definitive 2031 Note” means a Definitive 2031 Note that is a Restricted Note.

“Restricted Definitive Note” means the Restricted Definitive 2029 Note and/or Restricted Definitive 2031 Note, as applicable.

“Restricted Global 2029 Note” means a Global 2029 Note that is a Restricted Note.

“Restricted Global 2031 Note” means a Global 2031 Note that is a Restricted Note.

“Restricted Global Note” means the Restricted Global 2029 Note and/or Restricted Global 2031 Note, as applicable.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Note” has the meaning set forth in Rule 144(a)(3) under the Securities Act for the term “restricted securities”; provided, however, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Outside Counsel with respect to whether any Note is a Restricted Note. Restricted Notes are required to bear the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the specified Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Indebtedness” means with respect to any Person, Indebtedness of such Person, unless the instrument creating or evidencing such Indebtedness provides that such Indebtedness is subordinate in right of payment to the Notes or the Note Guarantee of such Person, as the case may be.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Spin-Off” means the distribution by DTE Energy of all outstanding shares of common stock of the Issuer to the holders of common stock of DTE Energy.

“Spin-Off Documents” means, collectively, the Separation and Distribution Agreement, the Transition Services Agreement, the Tax Matters Agreement, the Employee Matters Agreement and any ancillary agreements, together with any other agreements, instruments or other documents entered into in connection with any of the foregoing, each on substantially the terms described in the Offering Memorandum.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)    any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)    any partnership (whether general or limited) or limited liability company (a) the sole general partner or member of which is such Person or a Subsidiary of such Person, or (b) if there is more than a single general partner or member, either (x) the only managing general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively.

“Transactions” means, collectively, (i) the issuance and sale of the Notes by the Issuer, (ii) the consummation of the Spin-Off, (iii) any agreement entered into and any transaction undertaken by DTE Energy, the Issuer or any of its Subsidiaries in order to facilitate the Spin-Off, as applicable, as determined in good faith by DTE Energy or the Issuer, which determination shall be conclusive (including, without limitation, the entry into, and the performance of, the New Senior Secured Credit Facilities and the Spin-Off Documents), (iv) the payment of DTE Energy Obligations, (v) the payment of the DTE Energy Dividend and (vi) the payment of all fees and expenses to be paid and owing in connection with the foregoing.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, return check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Trustee” means U.S. Bank National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Subsidiary” means any Subsidiary of the Issuer that is designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of the Issuer, but only to the extent that such Subsidiary:

(1)    except to the extent permitted by subclause (2)(b) of the definition of “Permitted Business Investments,” has no Indebtedness other than Non-Recourse Debt;

(2)    except as permitted under Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer;

(3)    is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)    has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries.

All Subsidiaries of an Unrestricted Subsidiary shall be also Unrestricted Subsidiaries.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)    the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)    the then outstanding principal amount of such Indebtedness.

Section 1.02.    Other Definitions.

Term	Defined in Section
“2029 Notes Equity Claw Redemption Amount”	3.07(a)
“2029 Notes Redemption Date”	3.07(d)
“2031 Notes Equity Claw Redemption Amount”	3.08(a)
“2031 Notes Redemption Date”	3.08(d)
“Affiliate Transaction”	4.11(a)
“Asset Sale Offer”	3.09
“Authentication Order”	2.02
“Change of Control Offer”	4.15(a)
“Change of Control Payment”	4.15(a)
“Change of Control Payment Date”	4.15(a)
“Covenant Defeasance”	8.03
“DTC”	2.03(b)
“End Date”	4.17(b)
“Event of Default”	6.01(a)
“Excess Proceeds”	4.10(d)
“Incremental Funds”	4.07(a)(4)(D)
“incur”	4.09(a)
“Legal Defeasance”	8.02(a)
“Notice”	12.11
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03(a)

“Payment Default”	6.01(a)(6)(A)
“Permitted Debt”	4.09(b)
“Purchase Date”	3.09
“Registrar”	2.03(a)
“Restricted Payments”	4.07(a)(4)
“Special Mandatory Redemption”	4.17(b)
“Special Mandatory Redemption Date”	4.17(b)

Section 1.03.    Rules of Construction. Unless the context otherwise requires:

(1)    a term has the meaning assigned to it;

(2)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)    “or” is not exclusive;

(4)    words in the singular include the plural, and in the plural include the singular;

(5)    both “shall” and “will” shall be interpreted to express a command, and no distinction of meaning is intended between these two words;

(6)    provisions apply to successive events and transactions; and

(7)    references to sections of or rules under the Securities Act or Exchange Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2

THE NOTES

Section 2.01.    Form and Dating.

(a)    General. Each series of Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A-1 and A-2 hereto, respectively. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in each series of Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)    Global Notes. Notes of any series offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more Rule 144A Global Notes, and any Notes of any series offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Regulation S Global Notes. Notes of any series in global form will be substantially in the form of Exhibit A-1 or Exhibit A-2 hereto, as applicable (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global 2029 Note” or “Schedule of Exchanges of Interests in the Global 2031 Note”, as applicable, attached thereto). Each Global Note will represent such of the outstanding Notes of such series as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes of such series from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes of such series represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes of such series represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)    Definitive Notes. Notes of any series initially issued to or transferred to affiliates (as defined in Rule 144) of the Issuer shall only be issued in definitive form. All Definitive Notes of the applicable series will be substantially in the form of Exhibit A-1 or Exhibit A-2 hereto, respectively (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global 2029 Note” or “Schedule of Exchanges of Interests in the Global 2031 Note”, as applicable, attached thereto). Notwithstanding any other provision of this Article 2, any issuance of Definitive Notes shall be at the Issuer’s discretion, except in the circumstances set forth in this Section 2.01(c) and in Section 2.06.

Section 2.02.    Execution and Authentication. At least one Officer must sign each series of Notes on behalf of the Issuer by manual, electronic or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual or electronic signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Issuer signed by two Officers of the Issuer (an “Authentication Order”), authenticate each series of Notes for original issue that may be validly issued under this Indenture, including any Additional Notes of the applicable series. The aggregate principal amount of Notes outstanding of any series at any time may not exceed the aggregate principal amount of Notes of such series authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate any series of Notes. An authenticating agent may authenticate Notes of such series whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03.    Registrar and Paying Agent.

(a)    The Issuer will maintain an office or agency where Notes of each series may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency in New York, New York where Notes of each series may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes of each series and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

(b)    The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes of each series.

(c)    The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent at the Corporate Trust Office of the Trustee and to act as Custodian with respect to the Global Notes of each series.

Section 2.04.    Paying Agent to Hold Money in Trust. The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on each series of Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee, the Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) will have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent for each series of Notes.

Section 2.05.    Holder Lists. The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders of each series of Notes. If the Trustee is not the Registrar, the Issuer will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of each series of Notes.

Section 2.06.    Transfer and Exchange.

(a)    Transfer and Exchange of Global Notes. A Global Note of any series may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All

Global Notes will be exchanged by the Issuer for Definitive Notes of the applicable series in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof if:

(1)    the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 90 days after the date of such notice from the Depositary;

(2)    the Issuer, at its option but subject to the requirements of the Depositary, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes; or

(3)    there has occurred and is continuing an Event of Default and the Depositary notifies the Trustee of its decision to exchange the Global Notes of the applicable series for Definitive Notes of such series.

Upon the occurrence of either of the preceding events in (1) or (2) in this Section 2.06(a), Definitive Notes of such series shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes of any series also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Sections 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note of any series may not be exchanged for another Note of such series other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note of any series may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subclause (1) or (2) below, as applicable, as well as one or more of the other following subclauses of this Section 2.06, as applicable:

(1)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note of any series may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note of such series in accordance with the transfer restrictions set forth in the Private Placement Legend. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1), the transferor of such beneficial interest must deliver to the Registrar either:

(A)    both:

(i)    a written order from a participant or an indirect participant in the Depositary given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note of the applicable series in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)    instructions given in accordance with the Applicable Procedures containing information regarding the participant account to be credited with such increase; or

(B)    both:

(i)    a written order from a participant or an indirect participant in the Depositary given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note of the applicable series in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)    instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note of such series shall be registered to effect the transfer or exchange referred to in (i) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes of any series contained in this Indenture and the Notes of such series or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) of such series pursuant to Section 2.06(h) hereof.

(3)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note of any series may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note of such series if the transfer complies with the requirements of Section 2.06(b)(2) and the Registrar receives the following:

(A)    if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note of such series, then the transferor must deliver a certificate in the form of Exhibit B-1 or B-2 hereto, as applicable, including the certifications in item (1) thereof;

(B)    if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note of such series, then the transferor must deliver a certificate in the form of Exhibit B-1 or B-2 hereto, as applicable, including the certifications in item (2) thereof, and if such transfer occurs prior to the expiration of the Restricted Period, then the transferee must hold such beneficial interest through either Clearstream or Euroclear (as indirect participants in the Depositary).

(c)    Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)    Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note of any series proposes to exchange such beneficial interest for a Restricted Definitive Note of such series or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note of such series, then, upon receipt by the Registrar of the following documentation:

(A)    if the holder of such beneficial interest in a Restricted Global Note of such series proposes to exchange such beneficial interest for a Restricted Definitive Note of such series, a certificate from such holder in the form of Exhibit C-1 or C-2 hereto, as applicable, including the certifications in item (2)(a) thereof;

(B)    if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B-1 or B-2 hereto, as applicable, including the certifications in item (1) thereof;

(C)    if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 904, a certificate to the effect set forth in Exhibit B-1 or B-2 hereto, as applicable, including the certifications in item (2) thereof;

(D)    if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B-1 or B-2 hereto, as applicable, including the certifications in item (3)(a) thereof;

(E)    if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subclauses (B) through (D) above, a certificate to the effect set forth in Exhibit B-1 or B-2 hereto, as applicable, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F)    if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B-1 or B-2 hereto, as applicable, including the certifications in item (3)(b) thereof; or

(G)    if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B-1 or B-2 hereto, as applicable, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note of any series to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note of such series in the appropriate principal amount. Any Definitive Note of any series issued in exchange for a beneficial interest in a Restricted Global Note of such series pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary. The Trustee shall deliver such Definitive Notes of such series to the Persons in whose names such Notes are so registered. Any Definitive Note of any series issued in exchange for a beneficial interest in a Restricted Global Note of such series pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(d)    Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)    Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note of any series proposes to exchange such Note of such series for a beneficial interest in a Restricted Global Note of such series or to transfer such Restricted Definitive Note of such series to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note of such series, then, upon receipt by the Registrar of the following documentation:

(A)    If the Holder of such Restricted Definitive Note of such series proposes to exchange such Note of such series for a beneficial interest in a Restricted Global Note of such series, a certificate from such Holder in the form of Exhibit C-1 or C-2 hereto, as applicable, including the certifications in item (2)(b) thereof;

(B)    If such Restricted Definitive Note of such series is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B-1 or B-2 hereto, as applicable, including the certifications in item (1) thereof; or

(C)    If such Restricted Definitive Note of such series is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 904, a certificate to the effect set forth in Exhibit B-1 or B-2 hereto, as applicable, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Note of such series, the Registrar shall increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note of such series, in the case of clause (B) above, the 144A Global Note of such series, and in the case of this clause (C), the Regulation S Global Note of such series.

(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes of any series and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes of such series. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes of such series duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)    Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note of any series may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note of such series if the Registrar receives the following:

(A)    if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B-1 or B-2 hereto, as applicable, including the certifications in item (1) thereof;

(B)    if the transfer will be made pursuant to Rule 904, then the transferor must deliver a certificate in the form of Exhibit B-1 or B-2 hereto, as applicable, including the certifications in item (2) thereof; and

(C)    if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B-1 or B-2 hereto, as applicable, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(f)    [Reserved].

(g)    Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)    Private Placement Legend.

(A)    Unless and until the Issuer determines and there is delivered to the Trustee an Opinion of Outside Counsel reasonably satisfactory to the Trustee and a letter of representation of the Issuer reasonably satisfactory to the Trustee to the effect that the following legend and the related restrictions on transfer are not required in order to maintain compliance with the provisions of the Securities Act, each Global Note of any series and each Definitive Note of any series (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS

SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME OR BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.”

Each Note being sold pursuant to Regulation S shall also bear an additional legend substantially to the following effect:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS SUCH NOTES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (i) THE DATE ON WHICH THESE NOTES WERE FIRST OFFERED AND (ii) THE DATE OF ISSUE OF THESE NOTES.”

(B)    Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subclause (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (j) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)    Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3)    OID Legend. Each Note issued hereunder that has more than a de minimis amount of original issue discount for U.S. Federal income tax purposes will bear a legend in substantially the following form:

“THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE ISSUER AT THE FOLLOWING ADDRESS: DT MIDSTREAM, INC., ONE ENERGY PLAZA DETROIT, MI 48226-1279, ATTENTION: INVESTOR RELATIONS.”

(h)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note of any series have been exchanged for Definitive Notes of such series or a particular Global Note of any series has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note of any series is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note of such series or for Definitive Notes of such series, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note of such series, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)    General Provisions Relating to Transfers and Exchanges.

(1)    To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of a Company Order or at the Registrar’s request.

(2)    No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

(3)    [Reserved].

(4)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)    Neither the Registrar nor the Issuer will be required:

(A)    to issue, to register the transfer of or to exchange, any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)    to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)    to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(7)    The Trustee will authenticate Global Notes and Definitive Notes for original issue in accordance with the provisions of Section 2.02 hereof.

(8)    All certifications, certificates, Opinions of Counsel and Opinions of Outside Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by electronic or facsimile transmission.

(j)    Transfers of Notes Held by Affiliates. Any certificate (i) evidencing a Note of any series that has been transferred to an affiliate (as defined in Rule 405) of the Issuer within one year after the date hereof, as evidenced by a notation on the assignment form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Note of any series that has been acquired from an affiliate (other than by an affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until one year after the last date on which either the Issuer or any affiliate of the Issuer was an owner of such Note of such series, in each case, be in the form of a Restricted Definitive Note. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.06. The Issuer, at its sole cost and expense, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.07.    Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, upon receipt of a Company Order, will authenticate a replacement Note of the applicable series if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.    Outstanding Notes. The Notes of any series outstanding at any time are all the Notes of such series authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note of such series effected by the Trustee in accordance with the provisions hereof, and those described in this

Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; however, Notes held by the Issuer or any of its Subsidiaries shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest, if any, on it cease to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds as of 11:00 a.m. Eastern Time, on a Redemption Date or other maturity date, money sufficient to pay Notes of any series payable on that date, then on and after that date such Notes of such series will be deemed to be no longer outstanding and will cease to accrue interest, if any.

Section 2.09.    Treasury Notes. In determining whether the Holders of the required principal amount of Notes of any series have concurred in any direction, waiver or consent, Notes of such series owned by the Issuer or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes of such series that the Trustee knows are so owned will be so disregarded.

Section 2.10.    Temporary Notes. Until certificates representing Notes of any series are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes of such series. Temporary Notes of any series will be substantially in the form of certificated Notes of such series but may have variations that the Issuer considers appropriate for temporary Notes of such series and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate Definitive Notes of such series in exchange for temporary Notes of such series.

Holders of temporary Notes of any series will be entitled to all of the benefits of this Indenture.

Section 2.11.    Cancellation. The Issuer at any time may deliver Notes of any series to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes of any series surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes of such series surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes of such series (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes of any series will be delivered to the Issuer upon request. The Issuer may not issue new Notes of any series to replace Notes of such series that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.12.    Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes of any series, they will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes of such series and in Section 4.01 hereof. The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note of such series and the date of the proposed payment. The Issuer will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than ten days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will send or cause to be sent to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

ARTICLE 3

REDEMPTION AND REPURCHASE

Section 3.01.    Notices to Trustee. If the Issuer elects to redeem Notes of any series pursuant to the optional redemption provisions of Section 3.07 or 3.08 hereof, the Issuer must furnish to the Trustee, at least five Business Days before the giving of the notice of redemption pursuant to Section 3.03, an Officers’ Certificate setting forth:

(1)    the clause of this Indenture pursuant to which the redemption shall occur;

(2)    the Redemption Date;

(3)    the principal amount of Notes of such series to be redeemed; and

(4)    the redemption price, if then determinable and, if not, then a method for determination.

Section 3.02.    Selection of Notes to Be Redeemed.

(a)    If less than all of the Notes of a series are to be redeemed at any time, the Trustee will select Notes of such series for redemption as follows:

(1)    if the Notes of such series are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such Notes are listed; or

(2)    if the Notes of such series are not listed on any national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (or, in the case of Global Notes, the Notes of such series represented thereby will be selected in accordance with the prescribed method of the Depositary).

(b)    No Notes of $2,000 or less can be redeemed in part.

Section 3.03.    Notice of Redemption.

(a)    Subject to the provisions of Section 3.09 hereof, at least ten days (or such shorter period as is specified solely in respect of a Special Mandatory Redemption) but not more than 60 days before a Redemption Date, the Issuer will send or cause to be sent, in the manner provided in Section 12.02 hereof, a notice of redemption to each Holder whose Notes of such series are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the applicable series of Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof.

The notice will identify the Notes of a series to be redeemed and will state:

(1)    the Redemption Date;

(2)    the redemption price, if then determinable, and, if not, then a method for determination;

(3)    if any Note of a series is being redeemed in part, the portion of the principal amount of such Note of such series to be redeemed and that, after the Redemption Date upon surrender of such Note of such series, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note of such series;

(4)    the name and address of the Paying Agent;

(5)    that Notes of a series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)    that, unless the Issuer defaults in making such redemption payment and interest, if any, on Notes of any series called for redemption ceases to accrue on and after the Redemption Date;

(7)    the paragraph of the Notes of such series and/or Section of this Indenture pursuant to which the Notes of such series called for redemption are being redeemed; and

(8)    that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

(b)    At the Issuer’s request, the Trustee will give the notice of redemption in the Issuer’s names and at its expense; provided, however, that the Issuer has delivered to the Trustee, at least five Business Days prior to the date of giving such notice, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(a). Such Officers’ Certificate may be combined with the Officers’ Certificate referred to in Section 3.01, as applicable.

Section 3.04.    Effect of Notice of Redemption. Once notice of redemption is delivered in accordance with Section 3.03 hereof, Notes of a series called for redemption without any condition precedent with respect to the completion of an Equity Offering pursuant to Section 3.07(a) or 3.08(a), as applicable, become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional; provided, however, that any redemption pursuant to Section 3.07(a) or 3.08(a), as applicable, hereof may, at the Issuer’s discretion, be subject to the completion of the related Equity Offering. Unless the Issuer defaults in the payment of the redemption price, interest, if any, will cease to accrue on the Notes of such series or portions thereof called for redemption on the applicable Redemption Date.

Section 3.05.    Deposit of Redemption or Purchase Price.

(a)    By 11:00 a.m. Eastern Time on the applicable Redemption Date or Purchase Date, the Issuer will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest, if any, on all Notes of a series to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest, if any, on, all Notes to be redeemed or purchased.

(b)    If the Issuer complies with the provisions of Section 3.05(a), on and after the applicable Redemption Date or Purchase Date, interest, if any, will cease to accrue on the Notes of such series or the portions of Notes of such series called for redemption or surrendered for purchase. If a Note of a series is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note of such series was registered at the close of business on such record date. If any Note of a series called for redemption or surrendered for purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the applicable Redemption Date or Purchase Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes of such series and in Section 4.01 hereof.

Section 3.06.    Notes Redeemed or Purchased in Part. Upon surrender of a Note of a series that is redeemed or purchased in part, the Issuer will issue and, upon receipt of a Company Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new Note of such series equal in principal amount to the unredeemed or unpurchased portion of the Note of such series surrendered.

Section 3.07.    Optional Redemption of 2029 Notes.

(a)    At any time prior to June 15, 2024, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 2029 Notes (including any Additional Notes) issued under this Indenture, upon not less than ten nor more than 60 days’ notice, at a redemption price of 104.125% of the principal amount thereof (the “2029 Notes Equity Claw Redemption Amount”), plus accrued and unpaid interest, to the 2029 Notes Redemption Date (subject to the right of Holders of record of the 2029 Notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the 2029 Notes Redemption Date), in an amount not greater than the net cash proceeds of one or more Equity Offerings by the Issuer; provided that:

(1)    at least 65% of the aggregate principal amount of the 2029 Notes (including any Additional 2029 Notes) issued under this Indenture (excluding 2029 Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)    the redemption occurs within 180 days of the date of the closing of such Equity Offering.

(b)    Except pursuant to clauses (a) and (d) of this Section 3.07 or Section 4.15(d), the 2029 Notes will not be redeemable at the Issuer’s option prior to June 15, 2024.

(c)    On or after June 15, 2024, the Issuer may redeem all or a part of the 2029 Notes upon not less than ten nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the 2029 Notes redeemed, to the applicable 2029 Notes Redemption Date, if redeemed during the twelve-month period beginning on June 15 of each year indicated below, subject to the rights of Holders of the 2029 Notes on the relevant record date to receive interest on an interest payment date that is on or prior to the 2029 Notes Redemption Date:

Year	Percentage
2024	102.063%
2025	101.031%
2026 and thereafter	100.000%

(d)    At any time prior to June 15, 2024, the Issuer may also redeem all or a part of the 2029 Notes, upon not less than ten nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the 2029 Notes redeemed plus the 2029 Notes Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption (the “2029 Notes Redemption Date”), subject to the rights of Holders of the 2029 Notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the 2029 Notes Redemption Date.

(e)    Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08.    Optional Redemption of 2031 Notes.

(a)    At any time prior to June 15, 2026, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 2031 Notes (including any Additional Notes) issued under this Indenture, upon not less than ten nor more than 60 days’ notice, at a redemption price of 104.375% of the principal amount thereof (the “2031 Notes Equity Claw Redemption Amount”), plus accrued and unpaid interest, to the 2031 Notes Redemption Date (subject to the right of Holders of record of the 2031 Notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the 2031 Redemption Date), in an amount not greater than the net cash proceeds of one or more Equity Offerings by the Issuer; provided that:

(1)    at least 65% of the aggregate principal amount of the 2031 Notes (including any Additional 2031 Notes) issued under this Indenture (excluding 2031 Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)    the redemption occurs within 180 days of the date of the closing of such Equity Offering.

(b)    Except pursuant to clauses (a) and (d) of this Section 3.08 or Section 4.15(d), the 2031 Notes will not be redeemable at the Issuer’s option prior to June 15, 2026.

(c)    On or after June 15, 2026, the Issuer may redeem all or a part of the 2031 Notes upon not less than ten nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the 2031 Notes redeemed, to the applicable 2031 Notes Redemption Date, if redeemed during the twelve-month period beginning on June 15 of each year indicated below, subject to the rights of Holders of the 2031 Notes on the relevant record date to receive interest on an interest payment date that is on or prior to the Redemption Date:

Year	Percentage
2026	102.188%
2027	101.458%
2028	100.729%
2029 and thereafter	100.000%

(d)    At any time prior to June 15, 2026, the Issuer may also redeem all or a part of the 2031 Notes, upon not less than ten nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the 2031 Notes redeemed plus the 2031 Notes Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption (the “2031 Notes Redemption Date”), subject to the rights of Holders of the 2031 Notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the 2031 Notes Redemption Date.

(e)    Any redemption pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

(f)    The aggregate of the 2029 Notes Equity Claw Redemption Amount and the 2031 Notes Equity Claw Redemption Amount cannot exceed the amount of aggregate net cash proceeds from an Equity Offering being used to effect a redemption in connection therewith.

Section 3.09.    Offer to Purchase by Application of Excess Proceeds. In the event that, pursuant to Section 4.10 hereof, the Issuer is required to commence an offer to all Holders to purchase Notes of a series (an “Asset Sale Offer”), it will follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes of such series containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets.

The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes of such series and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes of such series and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes of such series so purchased will be made in the manner prescribed in the Notes of such series.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note of such series is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes of such series pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Issuer will send, in the manner provided in Section 12.02 hereof, a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(1)    that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(2)    the Offer Amount, the purchase price and the Purchase Date;

(3)    that any Note of such series not tendered or accepted for payment will continue to accrue interest, if any;

(4)    that, unless the Issuer defaults in making such payment, any Note of such series accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5)    that Holders electing to have a Note of such series purchased pursuant to an Asset Sale Offer may elect to have Notes of such series purchased in denominations of $2,000 and integral multiples of $1,000 in excess thereof only;

(6)    that Holders electing to have Notes of such series purchased pursuant to any Asset Sale Offer will be required to surrender the Note of such series, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes of such series completed, or transfer by book-entry transfer, to the Issuer, a depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

(7)    that Holders will be entitled to withdraw their election if the Issuer, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, an electronic or facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note of such series the Holder delivered for purchase and a statement that such Holder is withdrawing his or her election to have such Note of such series purchased;

(8)    that, if the aggregate principal amount of Notes of such series and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Issuer will select the Notes of such series and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes of such series and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Issuer so that only Notes of such series in denominations of $2,000, or integral multiples of $1,000 in excess thereof, will be purchased); and

(9)    that Holders whose Notes of such series were purchased only in part will be issued new Notes of such series equal in principal amount to the unpurchased portion of the Notes of such series surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount allocable to the Notes of such series or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount allocable to the Notes of such series has been tendered, all Notes of such series tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes of such series or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09. The Issuer, the depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes of such series tendered by such Holder and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note of such series, and the Trustee, upon receipt of a Company Order, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note of such series to such Holder, in a principal amount equal to any unpurchased portion of the Note of such series surrendered. Any Note of such series not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.05 and 3.06 hereof.

ARTICLE 4

COVENANTS

Section 4.01.    Payment of Notes.

(a)    The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest, if any, on, the Notes of the applicable series on the dates and in the manner provided in the Notes of such series and this Indenture. Principal, premium, if any, and interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Issuer or any of its Subsidiaries, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

(b)    The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the then applicable interest rate on the Notes of the applicable series to the extent lawful; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.    Maintenance of Office or Agency. The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee) in the City of New York where Notes may be presented or surrendered for payment, and they shall maintain in the continental United States an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies in the continental United States where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. Further, if at any time there shall be no such office or agency in the City of New York where the Notes may be presented or surrendered for payment, the Issuer shall forthwith designate and maintain such an office or agency in the City of New York, in order that the Notes shall at all times be payable in the City of New York. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.

Section 4.03.    Reports.

(a)    So long as the Notes are outstanding, the Issuer shall deliver to the Trustee and Holders of Notes:

(1)    within 90 days after the end of each fiscal year, (a) an audited consolidated balance sheet as of the end of such fiscal year, (b) an audited consolidated income statement for such fiscal year, (c) an audited consolidated statement of cash flows for such fiscal year, in each case of the Issuer and its consolidated Subsidiaries, prepared in accordance with GAAP, setting forth in comparative form the figures for the corresponding period of (or, in the case of the balance sheet, as of the end of) the previous fiscal year and including notes thereto and (d) a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section that describes the financial condition and results of operations of the Issuer and its consolidated Subsidiaries; all such financial statements shall be audited by an independent certified public accountant of the Issuer;

(2)    within 45 days (or for a quarter that ends on or prior to the date of the Spin-Off, 75 days) after the end of each of the first three fiscal quarters of each fiscal year, (a) an unaudited consolidated balance sheet as of the end of that quarter, (b) an unaudited consolidated income statement for such fiscal quarter and for the then elapsed portion of such fiscal year, (c) an unaudited consolidated statement of cash flows for such fiscal quarter and for the then elapsed portion of such fiscal year, in each case of the Issuer and its consolidated Subsidiaries, prepared in accordance with GAAP, setting forth in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year and including notes thereto and (d) a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section that describes the financial condition and results of operations of the Issuer and its consolidated Subsidiaries; all such financial statements shall be certified by any officer of the Issuer as presenting fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Issuer and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP; and

(3)    promptly after the occurrence of any of the following events that occurs after the date of the Spin-Off, a current report that contains a brief summary of the material terms, facts and/or circumstances involved to the extent not otherwise publicly disclosed: (i) entry by the Issuer or a Restricted Subsidiary into an agreement outside the ordinary course of business that is material to the Issuer and its Subsidiaries, taken as a whole, any material amendment thereto or termination of any such agreement other than in accordance with its terms (excluding, for the avoidance of doubt, employee compensatory or benefit agreements or plans), (ii) completion of a merger of the Issuer with or into another Person or a material acquisition or disposition of assets by the Issuer or a Restricted Subsidiary outside the ordinary course of business, (iii) the institution of, or material development under, bankruptcy proceedings under any Bankruptcy Law or similar proceedings under state or federal law with respect to the Issuer or a Significant Subsidiary of the Issuer, or (iv) the Issuer’s incurring Indebtedness that is material to the Issuer (other than under a Credit Facility or other arrangement which has been described in the Offering Memorandum or borrowings under a Credit Facility that has otherwise been disclosed previously), or a triggering event that causes the increase or acceleration of any such obligation, (v) any material impairment to one or more of the Issuer’s assets, (vi) the determination that any previously issued financial statements or related audit report should no longer be relied upon, (vii) the occurrence of a Change of Control of the Issuer, (viii) departure of the Issuer’s principal executive officer, president, principal financial office, principal accounting office or principal operating officer or (ix) change in the Issuer’s fiscal year; provided, however, that a report shall be required under this clause (3) only if a current report would be required to be filed by the Issuer with the SEC on Form 8-K (or any successor or comparable form) if the Issuer were required to file such reports;

(b)    The requirements set forth in Section 4.03(a) may be satisfied if the Issuer maintains a website (that, at the option of the Issuer, may be password protected) to which Holders of Notes, market makers affiliated with any initial purchaser of the Notes and securities analysts are given access promptly upon request and to which all of the information required to be provided pursuant to Section 4.03(a) is posted. Furthermore, the requirements set forth in Section 4.03(a) may be satisfied by the filing with the SEC for public availability by the Issuer (or, prior to the Spin-Off, DTE Energy) of any report or registration statement containing the required information;

(c)    No later than ten Business Days after the dates that the information described in clauses (1) and (2) of Section 4.03(a) is required to be delivered, the Issuer shall hold an annual or quarterly, as applicable, conference call to discuss such financial information, during which management of the Issuer shall provide Holders of the Notes, market makers affiliated with any initial purchaser of the notes and securities analysts with an update on the Issuer’s results of operations and financial condition (it being understood that such conference call may be the same conference call held by the Issuer with its equity investors and analysts);

(d)    Any and all defaults or Events of Default with respect to a series of Notes arising from a failure to comply with this Section 4.03 shall be deemed cured (and the Issuer shall be deemed to be in compliance with this Section 4.03) upon furnishing or filing such information or report as contemplated by this Section 4.03 (but without regard to the date on which such information or report is so furnished or filed); provided that such cure shall not otherwise affect the rights of Holders under Section 6.01 if all outstanding Notes of such series shall have been accelerated in accordance with the terms of this Indenture and such acceleration has not been rescinded or cancelled prior to such cure.

(e)    The Issuer shall furnish to Holders of the Notes upon the requests of such holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as any Notes remain outstanding and are not freely transferable under the Securities Act.

(f)    The Trustee shall have no responsibility to determine if the Issuer has complied with its reporting requirements or if the Issuer has posted any information on its website. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports, information or documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any provisions of this Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.04.    Compliance Certificate.

(a)    The Issuer and each Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or propose to take with respect thereto).

(b)    So long as any of the Notes are outstanding, the Issuer and the Guarantors will deliver to the Trustee, promptly upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuer is taking or propose to take with respect thereto.

Section 4.05.    Taxes. The Issuer shall pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06.    Stay, Extension and Usury Laws. The Issuer and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture, and the Issuer and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenants that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.    Restricted Payments.

(a)    the Issuer shall not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)    declare or pay any dividend or make any other payment or distribution on account of its outstanding Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than distributions or dividends payable in Equity Interests, excluding Disqualified Equity, of the Issuer and other than distributions or dividends payable to the Issuer or a Restricted Subsidiary);

(2)    repurchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer, any direct or indirect parent of the Issuer or any of the Restricted Subsidiaries of the Issuer;

(3)    make any payment on or with respect to, or repurchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries), except a payment of interest or principal within one year of the Stated Maturity; or

(4)    make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment, (i) no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; (ii) immediately after giving effect to such Restricted Payment on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); and (iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2), (3), (4) (to the extent, in the case of clause (4), payments are made to the Issuer or a Restricted Subsidiary), (5), (6), (7) and (8) of Section 4.07(b) hereof) during the quarter in which such Restricted Payment is made, is less than the sum, without duplication, of:

(A)    50% of the Consolidated Net Income of the Issuer (including any predecessor of the Issuer) for the period (taken as one accounting period) beginning on the first day of the first full fiscal quarter during which the Issue Date occurs to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(B)    100% of the aggregate net cash proceeds received by the Issuer (including the Fair Market Value of any Permitted Business or long-term assets that are used or useful in a Permitted Business to the extent acquired in consideration of Equity Interests of the Issuer (other than Disqualified Equity)) since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Issuer (other than Disqualified Equity) or from the issue or sale of convertible or exchangeable Disqualified Equity or convertible or exchangeable debt securities of the Issuer that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Equity or debt securities) sold to a Subsidiary of the Issuer); plus

(C)    to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, the return of capital with respect to such Restricted Investment (less the cost of disposition, if any); plus

(D)    the net reduction in Restricted Investments resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to the Issuer or any of its Restricted Subsidiaries from any Person (including Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (items (B), (C) and (D) being referred to as “Incremental Funds”).

(b)    The provisions of Section 4.07(a) hereof shall not prohibit:

(1)    the payment of any dividend or distribution within 60 days after the date of its declaration, if at the date of declaration the payment would have complied with the provisions of this Indenture;

(2)    the repurchase, redemption, defeasance or other acquisition or retirement for value of subordinated Indebtedness of the Issuer or any Guarantor or of any Equity Interests of the Issuer or any of its Restricted Subsidiaries in exchange for, or out of the net cash proceeds of, a substantially concurrent (a) capital contribution to the Issuer from any Person (other than a Restricted Subsidiary of the Issuer) or (b) sale (other than to a Restricted Subsidiary of the Issuer) of Equity Interests of the Issuer, with a sale being deemed substantially concurrent if such repurchase, redemption, defeasance or other acquisition or retirement for value occurs not more than 120 days after such sale; provided that proceeds from the sale of Disqualified Equity may only be used to repurchase, redeem, defease or otherwise acquire or retire for value subordinated Indebtedness or Disqualified Equity; provided further that the amount of any such net cash proceeds that are utilized for any such repurchase, redemption, defeasance or other acquisition or retirement for value will be excluded (or deducted, if included) from the calculation of Section 4.07(a)(4)(iii);

(3)    the repurchase, redemption, defeasance or other acquisition or retirement for value of any subordinated Indebtedness of the Issuer or any Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

(4)    the payment of any distribution or dividend by a Restricted Subsidiary of the Issuer to the holders of its Equity Interests (other than Disqualified Equity) on a pro rata basis;

(5)    so long as no Default (except a Reporting Default) has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer held by any current or former officer, director or employee of the Issuer or any Affiliate of the Issuer pursuant to any equity subscription agreement or plan, stock or unit option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any calendar year; provided further that such amount in any calendar year may be increased by an amount not to exceed (a) the cash proceeds received by the Issuer or any of its Restricted Subsidiaries from the sale of Equity Interests of the Issuer to members of management or directors of the Issuer or its Affiliates that occurs after the date of this Indenture (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments pursuant to Section 4.07(a)(4)(iii)), plus (b) the cash proceeds of key man life insurance policies received by the Issuer or any of its Restricted Subsidiaries after the date of this Indenture;

(6)    so long as no Default (except a Reporting Default) has occurred and is continuing or would be caused thereby, payments of dividends on Disqualified Equity issued pursuant to Section 4.09 hereof and to the extent such dividends are included in the definition of “Fixed Charges;”

(7)    repurchases of Capital Stock deemed to occur upon exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price of such options, warrants or other convertible securities;

(8)    cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Issuer;

(9)    any Restricted Payments made in connection with the Transactions; or

(10)    the declaration and payment of quarterly dividends on the Issuer’s common stock; provided that (a) the total amount of dividends paid pursuant to this clause (10) in each fiscal year does not exceed in the aggregate the greater of (i) $240.0 million and (ii) 30.0% of the Issuer’s Consolidated Cash Flow, (b) the Leverage Ratio of the Issuer as of the last day of the four-quarter reference period does not exceed 5.00 to 1.00 on a pro forma basis after giving effect to such payment and related transactions (including any incurrence of Indebtedness to finance such payment) and (c) no Default has occurred and is continuing or would be caused thereby.

(c)    The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date the asset(s) or securities are proposed to be paid, transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment, except that the Fair Market Value of any non-cash dividend or distribution made within 60 days after the date of declaration will be determined as of such date. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 will be determined in the manner prescribed in the definition of “Fair Market Value.” For the purposes of determining compliance with this Section 4.07, if a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (10) of Section 4.07(b), the Issuer will be permitted to classify (or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this Section 4.07.

Section 4.08.    Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a)    The Issuer shall not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)    pay dividends or make any other distributions on its Equity Interests to the Issuer or any of its Restricted Subsidiaries or to pay any indebtedness owed to the Issuer or any of its Restricted Subsidiaries; provided, however, that the priority that any series of preferred securities of a Restricted Subsidiary has in receiving dividends or liquidating distributions before dividends or liquidating distributions are paid in respect of common securities of such Restricted Subsidiary shall not constitute a restriction on the ability to make dividends or distributions on Equity Interests for purposes of this covenant so long as the terms of such preferred securities do not expressly restrict the ability of such Restricted Subsidiary to pay dividends or make distributions on its Equity Interests;

(2)    make loans or advances to the Issuer or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Issuer or any Restricted Subsidiary to other Indebtedness incurred by the Issuer or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3)    sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

(b)    The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(1)    agreements as in effect on the date of this Indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements or the Indebtedness to which they relate; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in those agreements on the date of this Indenture;

(2)    this Indenture, the Notes and the Note Guarantees;

(3)    applicable law, rule, regulation or order;

(4)    any instrument governing Indebtedness or Equity Interests of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Equity Interests were incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided, however, that, in the case of Indebtedness, the incurrence thereof was otherwise permitted by the terms of this Indenture;

(5)    customary non-assignment provisions in contracts for purchase, gathering, processing, fractionating, sale, transportation or exchange of crude oil, natural gas liquids, condensate and natural gas, natural gas storage agreements, transportation agreements or purchase and sale or exchange agreements, pipeline or terminalling agreements, or similar operational agreements or in licenses, leases, rights-of-way, easements or servitudes, in each case entered into in the ordinary course of business;

(6)    purchase money obligations for property acquired in the ordinary course of business and Finance Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 4.08(a)(3) hereof;

(7)    any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(8)    Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)    the Spin-Off Documents;

(10)    Liens permitted to be incurred under the provisions of Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

(11)    provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, buy/sell agreements and other similar agreements entered into in the ordinary course of business;

(12)    any agreement or instrument relating to any property or assets acquired after the date hereof, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions;

(13)    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(14)    with respect to any Foreign Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was incurred if either (a) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (b) the Issuer determines that any such encumbrance or restriction will not materially affect the Issuer’s ability to make principal or interest payments on the Notes, as determined in good faith by the Board of Directors of the Issuer, whose determination shall be conclusive; and

(15)    any other agreement governing Indebtedness of the Issuer or any Restricted Subsidiary that is permitted to be incurred pursuant to Section 4.09 hereof; provided, however, that such encumbrances or restrictions are not materially more restrictive, taken as a whole, than those contained in this Indenture or the credit agreement that will govern the New Senior Secured Credit Facilities as it exists on the date of the Spin-Off.

Section 4.09.    Incurrence of Indebtedness and Issuance of Disqualified Equity.

(a)    The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any

Indebtedness (including Acquired Debt), and the Issuer will not issue any Disqualified Equity and will not permit any of its Restricted Subsidiaries to issue any Disqualified Equity; provided, however, that the Issuer and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) and the Issuer and the Restricted Subsidiaries may issue Disqualified Equity, if the Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Equity is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Equity had been issued, as the case may be, at the beginning of such four-quarter period.

(b)    The provisions of Section 4.09(a) hereof shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”) or the issuance of any Disqualified Equity described in clause (12) below:

(1)    the incurrence by the Issuer and any Restricted Subsidiary of additional Indebtedness (including letters of credit) under Credit Facilities, provided that, after giving effect to such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder), together with all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (1), and then outstanding does not exceed the greater of (a) $1.75 billion and (b) the sum of $1.35 billion and 20.0% of the Issuer’s Consolidated Net Tangible Assets;

(2)    the incurrence by the Issuer and its Restricted Subsidiaries of the Existing Indebtedness;

(3)    the incurrence by the Issuer and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the date of this Indenture;

(4)    the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness represented by Finance Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Issuer or any of its Restricted Subsidiaries, together with all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), provided that after giving effect to such incurrence the aggregate principal amount of all Indebtedness incurred pursuant to this clause (4) and then outstanding does not exceed the greater of (a) $275.0 million and (b) 5.0% of the Issuer’s Consolidated Net Tangible Assets;

(5)    the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) hereof or clause (1), (2), (3), (4), (11) or (16) of this Section 4.09(b) or this clause (5);

(6)    [reserved];

(7)    the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries; provided, however, that:

(A)    if the Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Issuer, or the Note Guarantee, in the case of a Guarantor; and

(B)    (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

(8)    the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations or Indebtedness under Treasury Management Arrangements;

(9)    the Guarantee by the Issuer or any of its Restricted Subsidiaries of Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer that was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being Guaranteed is subordinated to or pari passu with the applicable series of Notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness Guaranteed;

(10)    the incurrence by the Issuer or any of its Restricted Subsidiaries of obligations relating to net gas balancing positions arising in the ordinary course of business and consistent with past practice;

(11)    the incurrence by the Issuer or any of its Restricted Subsidiaries of Acquired Debt in connection with a transaction meeting either one of the financial tests set forth in Section 5.01(a)(4);

(12)    the issuance by any of the Issuer’s Restricted Subsidiaries to the Issuer or to any of its Restricted Subsidiaries of any Disqualified Equity; provided, however, that:

(A)    any subsequent issuance or transfer of Equity Interests that results in any such Disqualified Equity being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer; and

(B)    any sale or other transfer of any such Disqualified Equity to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer will be deemed, in each case, to constitute an issuance of such Disqualified Equity by such Restricted Subsidiary that was not permitted by this clause (12);

(13)    the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, insurance contracts, reclamation, statutory obligations, bankers’ acceptances, and performance, payment, appeal and surety bonds in the ordinary course of business, including guarantees and obligations respecting standby letters of credit supporting such obligations, to the extent not drawn (in each case other than an obligation for money borrowed) and replacements of any of the foregoing;

(14)    the incurrence in the ordinary course of business by the Issuer or any of its Restricted Subsidiaries of Indebtedness under letters of credit incurred pursuant to a Credit Facility, provided that such obligations are reimbursed within ten days following the drawing of such letter of credit;

(15)    the incurrence by the Issuer or any of its Restricted Subsidiaries of liability in respect of the Indebtedness of any Unrestricted Subsidiary or any joint venture but only to the extent that such liability is the result of the Issuer’s or any such Restricted Subsidiary’s being a general partner of such Unrestricted Subsidiary or joint venture and not as guarantor of such Indebtedness and provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (15) and then outstanding does not exceed $25.0 million; and

(16)    the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Indebtedness; provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (16), together with all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (16), and then outstanding does not exceed the greater of (a) $275.0 million and (b) 5.0% of the Issuer’s Consolidated Net Tangible Assets.

(c)    The Issuer shall not incur, and shall not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Issuer or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness of a Person shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of such Person solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

(d)    For purposes of determining compliance with this Section 4.09, if an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) of Section 4.09(b), or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Issuer will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. Indebtedness under the New Senior Secured Credit Facilities outstanding on the date of the Spin-Off will be deemed to have been incurred in reliance on the exception provided by clause (1) of the definition of “Permitted Debt.”

(e)    The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Equity in the form of additional shares or units of the same class of Disqualified Equity will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Equity for purposes of this Section 4.09; provided, however, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Issuer as accrued. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. Further, the accounting reclassification of any obligation of the Issuer or any of its Restricted Subsidiaries as Indebtedness will not be deemed an incurrence of Indebtedness for purposes of this Section 4.09.

Section 4.10.    Asset Sales.

(a)    The Issuer shall not consummate, and shall not permit any of its Restricted Subsidiaries to consummate, an Asset Sale unless:

(1)    the Issuer or any of its Restricted Subsidiaries receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)    at least 75% of the aggregate consideration received by the Issuer and its Restricted Subsidiaries in the Asset Sale and all other Asset Sales since the date of this Indenture is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

(A)    any liabilities, as shown on the Issuer’s most recent consolidated balance sheet, of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantees) that are assumed by the transferee of any such assets pursuant to a novation agreement that releases the Issuer or such Restricted Subsidiary from further liability; and

(B)    any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale; provided that the aggregate

Fair Market Value of such Designated Non-cash Consideration, taken together with the Fair Market Value at the time of receipt of all other Designated Non-cash Consideration received pursuant to this clause (b) less the amount of Net Proceeds previously realized in cash from prior Designated Non-cash Consideration is less than the greater of (x) 5.0% of the Issuer’s Consolidated Net Tangible Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value) and (y) $275.0 million; and

(C)    any securities, notes or other obligations received by the Issuer or any Restricted Subsidiary from such transferee that are within 180 days after the Asset Sale (subject to ordinary settlement periods), converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion.

(b)    Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer or any of its Restricted Subsidiaries may apply such Net Proceeds (or enter into a definitive agreement for such application within such 360-day period, provided that such application occurs within 180 days after the end of such 360-day period):

(1)    to repay Senior Indebtedness of the Issuer or its Restricted Subsidiaries (or to make an offer to repurchase or give a notice to redeem such Indebtedness; provided that such repurchase or redemption closes within 45 days after the end of such 360-day period) with a permanent reduction in availability for any revolving credit Indebtedness;

(2)    to acquire all or substantially all of the properties or assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Issuer;

(3)    to make a capital expenditure in a Permitted Business;

(4)    to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

(5)    in any combination of applications described in clauses (1), (2), (3) or (4) of this Section 4.10(b).

(c)    Pending the final application of any Net Proceeds, the Issuer or any Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(d)    Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, within five days thereof, the Issuer will make an Asset Sale Offer, pursuant to Section 3.09, to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase or redeem, on a pro rata basis, the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders of Notes on the relevant record date to receive interest on an interest payment date that is on or prior to the Purchase Date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds allocated to the purchase of Notes, then the Notes shall be purchased on a pro rata basis (or, in the case of Global Notes, the Notes represented thereby will be purchased in accordance with the Depositary’s prescribed method) (with such adjustments as may be deemed appropriate by the Issuer so that only Notes will be purchased in an authorized denomination and integral multiples thereof). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(e)    In making an Asset Sale Offer, the Issuer will comply with the applicable requirements of Rule 14e-1 under the Exchange Act and other securities laws and regulations. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.09 hereof or this Section 4.10, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.10 by virtue of such compliance.

Section 4.11.    Transactions with Affiliates.

(a)    The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (individually or as a series of related transactions, an “Affiliate Transaction” involving aggregate payments or consideration in excess of $25.0 million), unless:

(1)    the Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person or, if in the good faith judgment of the Board of Directors of the Issuer, no comparable transactions are available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Issuer or the relevant Restricted Subsidiary from a financial point of view; and

(2)    the Issuer delivers to the Trustee, with respect to any Affiliate Transaction involving aggregate consideration in excess of $50.0 million, a resolution adopted by a majority of the disinterested members of the Board of Directors of the Issuer approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a).

(b)    The following items will not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 4.11(a) hereof:

(1)    any employment agreement, employee benefit plan, equity award, equity option or equity appreciation agreement or plan or any similar arrangement entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2)    transactions between or among the Issuer and/or its Restricted Subsidiaries;

(3)    transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)    any issuance of Equity Interests (other than Disqualified Equity) of the Issuer to Affiliates of the Issuer;

(5)    Restricted Payments or Permitted Investments that do not violate Section 4.07 hereof;

(6)    (i) guarantees by the Issuer or any of its Restricted Subsidiaries of the performance of obligations of Unrestricted Subsidiaries or joint ventures in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money, and (ii) pledges by the Issuer or any of its Restricted Subsidiaries of Equity Interests of any Unrestricted Subsidiary or any joint venture for the benefit of lenders or other creditors of any Unrestricted Subsidiary or joint venture as contemplated by clause (12) of the definition of “Permitted Liens;”

(7)    customary compensation, indemnification and other benefits made available to officers, directors or employees of the Issuer or any Affiliate of the Issuer, including reimbursement or advancement of out-of-pocket expenses and provisions of officers’ and directors’ liability insurance;

(8)    in the case of contracts for purchase, gathering, processing, fractionating, sale, transportation and marketing of crude oil, natural gas, condensate and natural gas liquids, hedging agreements, and production handling, operating, construction, terminalling, storage, lease, platform use, compression, waste water treatment or other operational contracts, any such contracts are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts that have been entered into as of the Issue Date by the Issuer or any Restricted Subsidiary and third parties, or if neither the Issuer nor any Restricted Subsidiary has entered into a similar contract with a third party as of the Issue Date, then the terms are no less favorable to the Issuer or the relevant Restricted Subsidiary than those available from third parties on an arm’s-length basis;

(9)    loans or advances to employees in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding;

(10)    (i) the execution, delivery and performance of any of the Spin-Off Documents and any amendments thereto, (ii) payments made pursuant to any of the Spin-Off Documents and (iii) payments of the DTE Energy Obligations and the DTE Energy Dividend; provided, however, that the existence of, or the performance by the Issuer or any Restricted Subsidiary of its obligations under, any future amendment to any of the Spin-Off Documents under the preceding clause (i) shall only be permitted by this clause (10) to the extent that the terms of any such amendment, taken as a whole, are either on terms comparable to the Spin-Off Documents as described in the Offering Memorandum or are not less favorable to the Issuer or the Restricted Subsidiary in any material respect;

(11)    the Transactions, all transactions in connection therewith (including, but not limited to, the financing thereof and all transactions contemplated by the Spin-Off Documents) and all fees and expenses paid or payable in connection with the Transactions;

(12)    any transaction in which the Issuer or relevant Restricted Subsidiary delivers to the Trustee a letter from an accounting, appraisal or investment banking firm of national standing stating in effect that such transaction is fair to the Issuer or the relevant Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of Section 4.11(a)(1); and

(13)    the existence of, or the performance by the Issuer or any Restricted Subsidiary of its obligations under the terms of, (i) any agreements that meet the requirements of clauses (1) and (2) of Section 4.11(a) and (ii) any amendments to such agreements; provided, however, that the existence of, or the performance by the Issuer or any Restricted Subsidiary of its obligations under, any future amendment to such agreements under the preceding clause (i) shall only be permitted by this clause (13) to the extent that the terms of any such amendment, taken as a whole, are either on terms comparable to the agreements referred to in the preceding clause (i) or are not less favorable to the Holders in any material respect.

Section 4.12.    Liens. The Issuer will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness (including any Attributable Debt) upon any of their respective property or assets, now owned or hereafter acquired, unless all payments due under the Notes or any Note Guarantee of such Restricted Subsidiary, as the case may be, are secured on an equal and ratable basis or on a senior basis with the Indebtedness so secured until such time as such Indebtedness is no longer secured by a Lien (other than Permitted Liens).

Section 4.13.    [Reserved].

Section 4.14.    Corporate Existence. Subject to Article 5 hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)    its limited partnership existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Restricted Subsidiary; and

(2)    the rights (charter and statutory), licenses and franchises of the Issuer and its Restricted Subsidiaries; provided, however, that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if it shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15.    Offer to Repurchase Upon Change of Control.

(a)    Upon the occurrence of a Change of Control Triggering Event, unless the Issuer has previously or concurrently exercised its right to redeem all of the Notes of such series as described under Section 3.07 or 3.08, as applicable, the Issuer will be required to offer to (a “Change of Control Offer”), and each Holder of such series of Notes will have the right to require the Issuer to, repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s Notes of such series pursuant to a Change of Control Offer at a purchase price in cash equal to 101% of the aggregate principal amount of such series of Notes repurchased plus accrued and unpaid interest, if any, on the Notes of such series repurchased (the “Change of Control Payment”), to, but excluding, the date of purchase (the “Change of Control Payment Date”), subject to the right of Holders of record of such series of Notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the Change of Control Payment Date. Within 30 days following any Change of Control Triggering Event, unless the Issuer has previously or concurrently exercised its right to redeem all of the Notes of such series as described under Section 3.07 or 3.08, as applicable, the Issuer will send a notice to each Holder of Notes of such series and the Trustee describing the transaction or transactions and identification of the ratings decline that together constitute the Change of Control Triggering Event and stating:

(1)    that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

(2)    the purchase price and the purchase date, which shall be no earlier than 20 Business Days and no later than 60 days from the date such notice is sent;

(3)    that any Note not tendered will continue to accrue interest, if any;

(4)    that, unless the Issuer Defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest, if any, after the Change of Control Payment Date;

(5)    that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)    that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, electronic or facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his or her election to have the Notes purchased; and

(7)    that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Issuer shall comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes of a series as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of this Section 4.15, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of this Indenture by virtue of such compliance.

(b)    Promptly following the expiration of the Change of Control Offer, the Issuer shall, to the extent lawful, accept for payment all Notes of a series or portions of Notes of such series properly tendered and not withdrawn pursuant to the Change of Control Offer. Promptly thereafter on or before the Change of Control Payment Date, the Issuer will:

(1)    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(2)    deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased by the Issuer.

On the Change of Control Payment Date, the Paying Agent shall promptly mail to each Holder of Notes of such series properly tendered the Change of Control Payment for such Notes (or, if all the Notes of such series are then in global form, make such payment through the facilities of DTC), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unrepurchased portion of the Notes surrendered, if any; provided, however, that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described in this Section 4.15 that require the Issuer to make a Change of Control Offer following a Change of Control Triggering Event will be applicable whether or not any other provisions of this Indenture are applicable. Except as described in this Section 4.15 with respect to a Change of Control Triggering Event, this Indenture does not contain provisions that permit the Holders of the Notes of such series to require that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

(c)    Notwithstanding anything to the contrary in this Section 4.15, the Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (a) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (b) in connection with, or in contemplation of any publicly announced Change of Control, the Issuer has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of such Alternate Offer.

(d)    In the event that upon consummation of a Change of Control Offer or Alternate Offer less than 10% in aggregate principal amount of the Notes of any series (including Additional Notes, if any) that were originally issued are held by Holders other than the Issuer or its Affiliates, the Issuer will have the right, upon not less than ten nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described in this Section 4.15, to redeem all of the Notes of such series that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment or Alternate Offer price, as applicable, plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the Notes of such series that remain outstanding, to, but excluding, the date of redemption (subject to the right of Holders of record of Notes of such series on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

(e)    Notwithstanding anything to the contrary contained in this Indenture, a Change of Control Offer may be made in advance of a Change of Control Triggering Event and conditioned upon the consummation of such Change of Control Triggering Event if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

Section 4.16.    [Reserved].

Section 4.17.    Mandatory Redemption.

(a)    Except as set forth under Sections 4.10, 4.15 and 4.17(b), the Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes or to repurchase notes at the option of the Holders. In addition, other than as required under Sections 4.10 and 4.15 the Issuer will not be required to offer to repurchase or redeem or otherwise modify the terms of any of the Notes upon a change in control of, or other events involving, the Issuer or any of its Subsidiaries that may adversely affect the creditworthiness of the Notes.

(b)    Special Mandatory Redemption. If (i) the Spin-Off is not, or the Issuer provides notice to the Trustee that in its reasonable judgment the Spin-Off will not be, consummated on or prior to September 1, 2021 (the “End Date”), (ii) the Issuer notifies the Trustee that it will not pursue the Spin-Off or (iii) the Issuer prepays the term loans under the New Term Loan Facility prior to the Spin-Off, then the Issuer will redeem all of the Notes of each series (the “Special Mandatory Redemption”) on the third Business Day after the End Date (in the case of (i)), the date of such notice (in the case of (ii)) or the prepayment date of the term loans under the New Term Loan Facility (in the case of (iii)) (such third Business Day, the “Special Mandatory Redemption Date”). On the Special Mandatory Redemption Date, the Trustee shall pay the Holders of the Notes of a series at a redemption price equal to 100% of the initial issue price of such series of Notes, plus accrued and unpaid interest to, but not including, the Special Mandatory Redemption Date. Any redemption pursuant to this Section 4.17(b) shall be made pursuant to the provisions of Sections 3.03, 3.04 and 3.05 hereof.

Section 4.18.    Additional Guarantees. If, after the date of this Indenture, any Domestic Subsidiary of the Issuer that is not already a Guarantor guarantees any Indebtedness of the Issuer or any Indebtedness of any Guarantor in an aggregate principal amount in excess of $10.0 million, or any Domestic Subsidiary, if not then a Guarantor, incurs any Indebtedness under any Credit Facility in an aggregate principal amount in excess of $10.0 million, then in either case that Subsidiary will become a Guarantor by executing a supplemental indenture substantially in the form of Exhibit E hereto and delivering it to the Trustee within 20 Business Days of the date on which it guaranteed or incurred such Indebtedness, as the case may be; provided, however, that the preceding shall not apply to Subsidiaries of the Issuer that have been properly designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries. Notwithstanding the preceding, with respect to a series of Notes, any Note Guarantee of a Restricted Subsidiary that was incurred pursuant to this Section 4.18 as a result of its guarantee of any Indebtedness shall be automatically and unconditionally released upon the satisfaction of the conditions set forth in Section 10.05(c).

Section 4.19.    Designation of Restricted and Unrestricted Subsidiaries.

(a)    The Board of Directors of the Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be either an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under Section 4.07 hereof or a Permitted Investment under one or more clauses of the definition of “Permitted Investments,” as determined by the Issuer; provided that any designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary.”

(b)    Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Issuer will be in default of such Section 4.09. The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Issuer; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.20.    Termination of Covenants.

If at any time, with respect to a series of Notes, (a) the rating assigned to the Notes of such series by either of the Rating Agencies is an Investment Grade Rating and (b) no Default or Event of Default has occurred and is then continuing under this Indenture with respect to such series of Notes, then upon the Issuer’s giving notice to the Trustee of such event, with respect to such series of Notes, the Issuer and its Restricted Subsidiaries will no longer be subject to the following provisions of this Indenture:

(1)    Section 4.07;

(2)    Section 4.08;

(3)    Section 4.09;

(4)    Section 4.10;

(5)    Section 4.11;

(6)    Section 4.18; and

(7)    Section 5.01(a)(4).

To effect such termination with respect to a series of Notes, the Issuer shall deliver to the Trustee an Officers’ Certificate certifying to the satisfaction of the conditions precedent to such termination. Once such termination of such series of Notes has occurred, the Issuer may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the definition of “Unrestricted Subsidiary” under such series of Notes in Section 1.01 hereof.

ARTICLE 5

SUCCESSORS

Section 5.01.    Merger, Consolidation or Sale of Assets.

(a)    The Issuer may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving entity); or (2) sell, assign, transfer,

lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

(1)    either:

(A)    the Issuer is the surviving entity; or

(B)    the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)    the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Issuer under the Notes and this Indenture pursuant to a supplemental indenture or other agreement reasonably satisfactory to the Trustee;

(3)    immediately after such transaction, no Default or Event of Default exists;

(4)    in the case of a transaction involving the Issuer, the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, will, either:

(A)    be, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); or

(B)    have a Fixed Charge Coverage Ratio, on the date of such transaction and after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, not less than the Fixed Charge Coverage Ratio of the Issuer immediately prior to such transaction; and

(5)    the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or disposition and such supplemental indenture or other agreement (if any) comply with this Indenture and all conditions precedent therein relating to such transaction have been satisfied; provided that clause (4) shall not apply to any sale of assets of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary or the merger or consolidation of a Restricted Subsidiary into any Restricted Subsidiary or the Issuer.

(b)    A Guarantor may not sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Issuer or another Guarantor, except as permitted by Sections 10.04 and 10.05 hereof.

(c)    Notwithstanding anything in this Section 5.01, the Transactions will be permitted under this Indenture.

Section 5.02.    Successor Person Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “the Issuer” shall refer instead to the successor Person and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01.    Events of Default and Remedies.

(a)    Each of the following events is an “Event of Default” with respect to the Notes of any series under this Indenture:

(1)    default for 30 days in the payment when due of interest on such series of Notes;

(2)    default in the payment when due (at fixed maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, such series of Notes;

(3)    failure by the Issuer or any Guarantor to make a Change of Control Offer or an Asset Sale Offer within the time periods set forth, or to consummate a purchase of such series of Notes when required pursuant to Section 4.10 or 4.15 or comply with the provisions of Section 5.01 hereof;

(4)    failure by the Issuer for 90 days after written notice given by the Trustee or by Holders of not less than 25% in principal amount of the outstanding Notes of such series to comply with the provisions of Section 4.03 hereof;

(5)    failure by the Issuer or any Guarantor for 60 days after written notice given by the Trustee or by Holders of not less than 25% in principal amount of the outstanding Notes of such series to comply with any of its other agreements in this Indenture with respect to such series of Notes;

(6)    default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Issuer or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

(A)    is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B)    results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of $75.0 million; provided, however, that if, prior to any acceleration of the Notes of a series, (i) any such Payment Default is cured or waived, (ii) any such acceleration of such Indebtedness is rescinded, or (iii) such Indebtedness is repaid within 30 days of the end of any applicable grace period for such Payment Default or the occurrence of such acceleration of such Indebtedness, as applicable, any Default or Event of Default (but not any acceleration of the Notes) caused by such Payment Default or acceleration of such Indebtedness shall automatically be rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

(7)    failure by the Issuer or any of the Issuer’s Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $75.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(8)    except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its Obligations under its Note Guarantee;

(9)    the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A)    commences a voluntary case,

(B)    consents to the entry of an order for relief against it in an involuntary case,

(C)    consents to the appointment of a custodian of it or for all or substantially all of its property,

(D)    makes a general assignment for the benefit of its creditors, or

(E)    generally is not paying its debts as they become due;

(10)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)    is for relief against the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B)    appoints a custodian of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary; or

(C)    orders the liquidation of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary;

(D)    the order or decree remains unstayed and in effect for 60 consecutive days; and

(11)    the failure by the Issuer to consummate the Special Mandatory Redemption if required pursuant to Section 4.17(b).

Section 6.02.    Acceleration.

(a)    In the case of an Event of Default specified in clause (9) or (10) of Section 6.01 hereof, with respect to the Issuer or any Restricted Subsidiary of the Issuer that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing under this Indenture with respect to a series of Notes, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes of such series may declare, by notice in writing to the Issuer, all the Notes of such series to be due and payable immediately.

(b)    Upon any such declaration, the Notes shall become due and payable immediately.

(c)    The Holders of a majority in aggregate principal amount of the then outstanding Notes of a series by notice to the Trustee may, on behalf of the Holders of all of the Notes of such series, rescind an acceleration or waive any existing Default or Event of Default with respect to the Notes of such series and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes of such series.

Section 6.03.    Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on any series of Notes or to enforce the performance of any provision of the Notes of such series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.    Waiver of Past Defaults. Holders of not less than a majority in aggregate principal amount of the then outstanding Notes of a series by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes of such series (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture relating to such series of Notes; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.    Control by Majority. Holders of a majority in aggregate principal amount of the then outstanding Notes of such series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes of such series or that may involve the Trustee in personal liability.

Section 6.06.    Limitation on Suits. A Holder may pursue a remedy with respect to any series of Notes or this Indenture in respect of such series of Notes only if:

(1)    such Holder gives to the Trustee written notice that an Event of Default is continuing;

(2)    Holders of at least 25% in aggregate principal amount of the then outstanding Notes of such series make a written request to the Trustee to pursue the remedy;

(3)    such Holder or Holders of Notes of such series offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4)    the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)    during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes of such series do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07.    Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.    Collection Suit by Trustee. If an Event of Default specified in clause (1) or (2) of Section 6.01(a) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of and premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.    Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.    Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: on a pro rata basis to the Holders of Notes of a series for the amounts due and unpaid on each series of Notes for principal and premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes of such series for principal and premium, if any, and interest, respectively; and

Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture relating to a series of Notes or in any suit against the Trustee for any action taken or omitted by it as a Trustee with respect to such series of Notes, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note of such series pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes of such series.

ARTICLE 7

TRUSTEE

Section 7.01.    Duties of Trustee.

(a)    If an Event of Default has occurred and is continuing with respect to a series of Notes, the Trustee will exercise such of the rights and powers vested in it by this Indenture with respect to such series of Notes, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)    Except during the continuance of an Event of Default:

(1)    the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)    The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)    this Section 7.01(c) does not limit the effect of Section 7.01(b);

(2)    the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)    the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof; and

(4)    The Trustee may refuse to perform any duty or exercise any right or power that would require it to expend its own funds or risk any liability if it shall reasonably believe that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

(d)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b), and (c) of this Section 7.01.

(e)    The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. The Trustee shall not be required to pay interest on any funds of the Issuer for any period during which such funds are held by the Trustee awaiting payment to Holders. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.    Rights of Trustee.

(a)    The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)    Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel or other professional advisors and the written advice of such counsel or advisors or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)    The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)    The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.

(f)    The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)    The Trustee shall not be required to take notice or be deemed to have notice of any default or Event of Default (except an Event of Default under Section 6.01(a)(1) or (2), if the Trustee is also the Paying Agent) unless a Responsible Officer shall have received written notice of such default or Event of Default from the Issuer or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes of such series delivered to the Corporate Trust Office of the Trustee and such notice references this Indenture and the applicable series of Notes.

(h)    The Trustee and Registrar shall have no duty or obligation to determine whether or not any transfer or exchange of any Note or beneficial interest in any Note satisfies any exemption from the registration requirements of the Securities Act or the conditions and limitations set forth herein, and the Trustee and Registrar shall be fully protected in relying upon such certificates, orders, instructions, Opinions of Outside Counsel or other documents delivered pursuant to Section 2.06 hereof in connection with such transfer or exchange.

(i)    No provision of this Indenture shall require the Trustee to do anything which, in its opinion, may be illegal or contrary to applicable law or regulation. The Trustee will not be liable to any person if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.

Section 7.03.    Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest after a Default has occurred and is continuing it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 hereof.

Section 7.04.    Trustee’s Disclaimer. The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the

Issuer or upon the Issuer’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.    Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee as provided in Section 7.02(g), the Trustee will send to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of or premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06.    Reports by Trustee to Holders of the Notes. Within 60 days after December 31 of each year commencing with December 31, 2021, and for so long as Notes of any series remain outstanding, the Trustee will send to the Holders of the Notes of such series a brief report dated as of such December 31.

Section 7.07.    Compensation and Indemnity.

(a)    The Issuer will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuer will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel (including counsel fees and expenses incurred in connection with enforcement of such right to indemnity), costs of collection, any additional fees that the Trustee may incur acting after a default or Event of Default and any fees and expenses the Trustee may incur in connection with exceptional duties thereto.

(b)    The Issuer and the Guarantors, jointly and severally, will indemnify the Trustee (including in its capacities as Paying Agent and Registrar) and its officers, directors, employees, representatives and agents, against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer will not relieve the Issuer or any of the Guarantors of their obligations hereunder except to the extent that the Issuer are materially prejudiced by such failure to promptly provide notice. The Issuer or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Issuer or such Guarantor will pay the reasonable fees and expenses of such counsel. Neither the Issuer nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)    The obligations of the Issuer and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

(d)    To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

(e)    When the Trustee incurs expenses or renders services after an Event of Default specified in clauses (8) or (9) of Section 6.01(a) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08.    Replacement of Trustee.

(a)    A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)    The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer; and any such notice shall set forth the effective date of the Trustee’s resignation. The Holders of a majority in aggregate principal amount of the then outstanding Notes of a series may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(1)    the Trustee fails to satisfy the requirements of Section 7.10 hereof;

(2)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)    a custodian or public officer takes charge of the Trustee or its property; or

(4)    the Trustee becomes incapable of acting.

(c)    If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes of a series may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(d)    If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes of a series may petition any court of competent jurisdiction for the appointment of a successor Trustee for such series of Notes.

(e)    If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to satisfy the requirements of Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)    A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will send a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09.    Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or sells or otherwise transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10.    Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.    Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and Note Guarantees upon compliance with the conditions set forth below in this Article 8.

Section 8.02.    Legal Defeasance and Discharge.

(a)    Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes of a series (including the Note Guarantees of such series) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes of such series (including the Note Guarantees of such series), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes of such series, the Note Guarantees of such series and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)    the rights of Holders of outstanding Notes of such series to receive payments in respect of the principal of, or interest or premium, if any, on, the Notes of such series when such payments are due from the trust referred to in Section 8.04 hereof;

(2)    the Issuer’s obligations with respect to the Notes of such series concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)    the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and the Guarantors’ Obligations in connection therewith; and

(4)    this Article 8.

(b)    Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03.    Covenant Defeasance. Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 3.09, 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.15, 4.17, 4.18 and 4.19 hereof and Section 5.01(a)(4) hereof with respect to the outstanding Notes of a series, and the Guarantors will be released from their obligations with respect to the Note Guarantees of such series, on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes of such series will not be deemed outstanding for accounting purposes to the extent permitted by GAAP). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes of such series and Note Guarantees of such series, the Issuer and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified in this Section 8.03, the remainder of this Indenture and such Notes of such series and Note Guarantees of such series will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(a)(3) through 6.01(a)(7) inclusive and Section 6.01(a)(10) will not constitute an Event of Default with respect to the applicable series of Notes.

Section 8.04.    Conditions to Legal or Covenant Defeasance. (a) In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1)    the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes of such series, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Notes of such series to their fixed maturity date or to the applicable Redemption Date, as the case may be, and the Issuer must specify whether the Notes of such series are being defeased to their fixed maturity date or to a particular Redemption Date;

(2)    in the case of Legal Defeasance pursuant to Section 8.02 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(A)    the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)    since the date of this Indenture relating to the applicable series of Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)    in the case of Covenant Defeasance pursuant to Section 8.03 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)    no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar concurrent deposit relating to other Indebtedness and the granting of Liens to secure such Indebtedness);

(5)    such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(6)    the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes of such series over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(7)    the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05.    Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including either Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal and premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.    Repayment to the Issuer. Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, or interest on, any Note and remaining unclaimed for two years after such principal, premium, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease; provided, however, that, if any Notes then outstanding are in definitive form, the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.07.    Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ Obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.    Without Consent of Holders of Notes.

(a)    Notwithstanding Section 9.02 of this Indenture, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees, in each case with respect to a series of Notes, without the consent of any Holder of Notes:

(1)    to cure any ambiguity, defect or inconsistency;

(2)    to provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

(3)    to provide for the assumption of the Issuer’s or a Guarantor’s obligations to the Holders of the Notes of such series and Note Guarantees of such series in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s properties or assets, as applicable;

(4)    to make any change that would provide any additional rights or benefits to the Holders of the Notes of such series or that does not adversely affect the legal rights hereunder of any such Holder;

(5)    to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act of 1939, as amended, if applicable;

(6)    to conform the text of this Indenture or the Note Guarantees to any provision of the “Description of Notes” section of the Issuer’s Offering Memorandum to the extent that such text of this Indenture or the Note Guarantees was intended to reflect such provision of the “Description of Notes”;

(7)    to provide for the issuance of Additional Notes of such series in accordance with the limitations set forth in this Indenture as of the date hereof;

(8)    to allow any Guarantor to execute a supplemental indenture and/or a notation of Note Guarantee with respect to such series of Notes or to reflect the addition or release of a Note Guarantee of such series in accordance with this Indenture;

(9)    to secure the Notes of such series and/or the Note Guarantees of such series;

(10)    to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that such amendment does not materially and adversely affect the rights of Holders to transfer Notes of such series; or

(11)    to release and discharge any Lien securing the Notes of such series when permitted by this Indenture.

(b)    Upon the request of the Issuer accompanied by resolutions of its Boards of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee will join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.    With Consent of Holders of Notes.

(a)    Except as provided in this Section 9.02, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture (including Sections 3.09, 4.10 and 4.15 hereof) and the Notes of a series or the Note Guarantees of such series with the consent of the Holders of a majority in aggregate principal amount of the Notes of such series then outstanding (including Additional Notes, if any) (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes of such series), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes of a series or the Note Guarantees of a series may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series (including, without limitation, Additional Notes, if any) (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes of such series). Section 2.08 hereof shall determine which Notes of such series are considered to be “outstanding” for purposes of this Section 9.02.

(b)    Upon the request of the Issuer accompanied by resolutions of its Boards of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes of such series as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee will join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

(c)    It is not necessary for the consent of the Holders of Notes of such series under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

(d)    After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer will send to the Holders of Notes of such series affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

(e)    Without the consent of each Holder of Notes of a series affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes of such series held by a non-consenting Holder):

(1)    reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)    reduce the principal of or change the fixed maturity of any such Note or alter the provisions with respect to the redemption or repurchase of such Notes (other than provisions relating to Sections 3.09, 4.10 or 4.15 hereof);

(3)    reduce the rate of or change the time for payment of interest, including default interest, on any Note of such series;

(4)    waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes of such series (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series and a waiver of the payment default that resulted from such acceleration);

(5)    amend the contractual right expressly set forth in this Indenture with respect to such series of Notes of any holder to institute suit for the enforcement of any payment of principal, premium, if any, or interest on such Note on or after the Stated Maturity or Redemption Date of any such Note;

(6)    make any Note of such series payable in money other than that stated in the Notes of such series;

(7)    make any change in the provisions of this Indenture relating to waivers of past Defaults or Events of Default or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on, the Notes of such series (other than as permitted by clause (8) below);

(8)    waive a redemption or repurchase payment with respect to any Note of such series (other than a payment required by Sections 4.10 or 4.15 hereof);

(9)    release any Guarantor from any of its obligations under its Note Guarantee of such series or this Indenture, except in accordance with the terms of this Indenture; or

(10)    make any change in the preceding amendment, supplement and waiver provisions.

Section 9.03.    [Reserved].

Section 9.04.    Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder; except as provided in Section 9.02(e).

Section 9.05.    Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of a Company Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.    Trustee to Sign Amendments, etc. The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amended or supplemental indenture until the Board of Director of the Issuer approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture. In the case of any amendment or supplement pursuant to Section 9.01(a)(6) hereof, such Officers’ Certificate shall include a certification that the conforming change being made to this Indenture reflects the intent of the Issuer and the Initial Purchasers.

ARTICLE 10

NOTE GUARANTEES

Section 10.01.    Guarantee.

(a)    Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note of a series authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:

(1)    the principal of and premium, if any, and interest on, the Notes of such series will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes of such series, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)    in case of any extension of time of payment or renewal of any Notes of such series or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)    The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes of any series or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes of such series with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)    If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)    Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 10.02.    Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03.    Issuance of Note Guarantee.

(a)    To evidence its Note Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

(b)    Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof will remain in full force and effect.

(c)    If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantee will be valid nevertheless.

(d)    The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the Issuer or any of its Restricted Subsidiaries creates or acquires any Domestic Subsidiary after the date of this Indenture, if required by Section 4.18 hereof, the Issuer will cause such Domestic Subsidiary to comply with the provisions of Section 4.18 hereof and this Article 10, to the extent applicable.

Section 10.04.    Guarantors May Consolidate, etc., on Certain Terms.

(a)    Except as otherwise provided in Section 10.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Issuer or another Guarantor, unless:

(1)    immediately after giving effect to such transaction, no Default or Event of Default exists;

(2)    either:

(A)    such Guarantor is the surviving entity in any such consolidation or merger; or

(B)    the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(3)    either:

(A)    subject to Section 10.05 hereof, the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) assumes all the obligations of that Guarantor under this Indenture and its Note Guarantee on the terms set forth herein or therein, pursuant to a supplemental indenture substantially in the form of Exhibit E hereto or other agreement reasonably satisfactory to the Trustee; or

(B)    such sale or other disposition does not violate the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof.

(b)    In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee, of such obligations, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed a supplemental indenture substantially in the form of Exhibit E hereto or other agreement reasonably satisfactory to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Section 10.05.    Releases.

(a)    In the event of any sale or other disposition of all or substantially all of the properties or assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Issuer or a Restricted Subsidiary of the Issuer, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of Capital Stock of such Guarantor) or the Person acquiring the properties or assets (in the event of a sale or other disposition of all or substantially all of the properties or assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee; provided that sale or other disposition does not violate the applicable provisions of this Indenture, including without limitation Section 4.10 hereof, and such Guarantor ceases to be a Restricted Subsidiary of the Issuer as a result of the sale or other disposition. Upon delivery by the Issuer to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Issuer in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, and that such Guarantor has ceased to be a Restricted Subsidiary of the Issuer, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

(b)    Upon designation of any Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture, such Guarantor will be released and relieved of any obligations under its Note Guarantee.

(c)    At such time as any Guarantor ceases to guarantee any other Indebtedness of the Issuer or another Guarantor, provided that, if it is also a Domestic Subsidiary, it is no longer an obligor with respect to any Indebtedness under any Credit Facility; provided, however, that if, at any time following such release, that Guarantor incurs a Guarantee under a Credit Facility, then such Guarantor shall be required to provide a Note Guarantee at such time.

(d)    Upon Legal or Covenant Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 11 hereof, each Guarantor will be released and relieved of any obligations under its Note Guarantee.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01.    Satisfaction and Discharge.

(a)    This Indenture will be discharged and will cease to be of further effect as to all Notes of a series issued hereunder (except as to surviving rights of registration of, transfer or exchange of the Notes of such series and as otherwise specified in this Indenture), when:

(1)    either:

(A)    all Notes of such series that have been authenticated, except lost, stolen or destroyed Notes of such series that have been replaced or paid and Notes of such series for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(B)    all Notes of such series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the giving of a notice of redemption or otherwise and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes of such series not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of fixed maturity or redemption; (provided that if such redemption is made pursuant to Section 3.07(d) or 3.08(d), as applicable, (x) the amount of cash in U.S. dollars, non-callable Government Securities, or a combination thereof, that must be irrevocably deposited will be determined using an assumed 2029 Notes Applicable Premium or 2031 Notes Applicable Premium, as applicable, calculated as of the date of such deposit and (y) the depositor must irrevocably deposit or cause to be deposited additional money in trust on the Redemption Date as necessary to pay the 2029 Notes Applicable Premium or 2031 Notes Applicable Premium, as applicable, as determined by such date);

(2)    in the case of clause (1)(B) of this Section 11.01, no Event of Default has occurred and is continuing on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any instrument (other than this Indenture and the agreements governing any other Indebtedness that is being defeased, discharged or replaced) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(3)    the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture with respect to such series of Notes; and

(4)    the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes of such series at fixed maturity or on the Redemption Date, as the case may be.

(b)    The Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

(c)    Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to Section 11.01(a)(1)(B), the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02.    Application of Trust Money. Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including either Issuer acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof, provided that if the Issuer has made any payment of principal of or premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12

MISCELLANEOUS

Section 12.01.    [Reserved].

Section 12.02.    Notices. Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing in the English language and delivered in Person or by first class mail (registered or certified, return receipt requested), electronic or facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer and/or any Guarantor:

DT Midstream, Inc.

One Energy Plaza

Detroit, MI 48226-1279

Attention: Treasurer

With a copy to:

Bracewell LLP 711

Louisiana Street, Suite 2300

Houston, TX 77002-2770

Attention: William Anderson

Facsimile: 713-437-5370

If to the Trustee:

U.S. Bank National Association

535 Griswold Street, Suite 550

Detroit, Michigan 48226

Facsimile No.: (313) 963-9428

Attention: Global Corporate Trust

The Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by electronic or facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar; provided, that if the Depositary is the Holder, notice shall be given by such means as the Depositary may specify. Failure to send a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is given in the manner provided in this Section 12.02 within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer sends a notice or communication to Holders, they will send a copy to the Trustee and each Agent at the same time.

All notices, approvals, consents, requests and any communications to the Trustee hereunder must be in writing in English and must be in the form of a document that is signed manually or by way of an electronic signature (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other electronic signature provider acceptable to the Trustee). Electronic signatures believed by the Trustee to comply with the ESIGN ACT of 2000 or other applicable law shall be deemed original signatures for all purposes. If the Issuer or any Guarantor chooses to use electronic signatures to sign documents delivered to the Trustee, the Issuer and such Guarantor, as applicable, agrees to assume all risks arising out of its use of electronic signatures, including without limitation the risk of the Trustee acting on an unauthorized document and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee may in any instance and in its sole discretion require that an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any document signed via electronic signature.

Section 12.03.    Communication by Holders of Notes with Other Holders of Notes. Holders may communicate with other Holders with respect to their rights under this Indenture or the Notes.

Section 12.04.    Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(1)    an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)    an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05.    Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1)    a statement that the person making such certificate or opinion has read such covenant or condition;

(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)    a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)    a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.

Section 12.06.    Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07.    No Recourse to DTE Energy or Personal Liability of Directors, Officers, Employees and Stockholders. Neither DTE Energy nor any director, officer, partner, member, employee, incorporator, manager or stockholder or other owner of any Equity Interest of DTE Energy, the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

Section 12.08.    Governing Law. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES.

Section 12.09.    No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10.    Successors. All agreements of the Issuer in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

Section 12.11.    Severability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12.    Counterpart Originals. This Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 12.13.    Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.14.    USA Patriot Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agree to provide to the Trustee, upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

[Signatures on following page]

SIGNATURES

Dated as of the date first written above.

ISSUER:

DT MIDSTREAM, INC.

By:	/s/ Edward Solomon
	Name:	Edward Solomon
	Title:	Vice President and Treasurer

[Signature Page to Indenture]

GUARANTORS:

DT MIDSTREAM HOLDINGS, LLC
DTE GAS STORAGE COMPANY
WASHINGTON 10 STORAGE CORPORATION
DTE PIPELINE COMPANY
BLUESTONE GAS CORPORATION OF NEW YORK, INC.
BLUESTONE PIPELINE COMPANY OF PENNSYLVANIA, LLC
SUSQUEHANNA GATHERING COMPANY I, LLC
DTE APPALACHIA HOLDINGS, LLC
DTE APPALACHIA GATHERING, LLC
DTE SERIES B HOLDINGS, LLC
DTE LOUISIANA MIDSTREAM HOLDINGS 1, LLC
DTE LOUISIANA MIDSTREAM HOLDINGS 2, LLC
DTE LOUISIANA MIDSTREAM, LLC
DTE LOUISIANA GATHERING, LLC
DTE LEAP GAS GATHERING, LLC
DTE GEN6 PROPPANTS, LLC
DTE SPECIALIZED WATER SERVICE, LLC
DTE MICHIGAN GATHERING HOLDING COMPANY
DTE MICHIGAN GATHERING COMPANY
SAGINAW BAY PIPELINE COMPANY
DTE MICHIGAN LATERAL COMPANY
DTE VECTOR COMPANY
DTE VECTOR II COMPANY
DTE NEXUS, LLC
DTE NEXUS HOLDINGS, LLC
DTE MILLENNIUM COMPANY

By:	/s/ Edward Solomon
Name:	Edward Solomon
Title:	Assistant Treasurer

[Signature Page to Indenture]

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ James Kowalski
	Name:	James Kowalski
	Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A-1

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the OID Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP NO.

ISIN

4.125% Senior Notes due 2029

No.	$

DT MIDSTREAM, INC.

promise to pay to                     , or registered assigns, the principal sum of          DOLLARS [or such other amount as may be indicated on the attached Schedule of Exchanges of Interests in the Global 2029 Note], on June 15, 2029.

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1

Dated:             , 20

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DT MIDSTREAM, INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

Dated:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

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[Back of Note]

4.125% Senior Notes due 2029

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)    Interest. DT Midstream, Inc., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this 2029 Note at 4.125% per annum from [                    ] until maturity. The Issuer will pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the 2029 Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this 2029 Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be [                    ]. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium from time to time on demand at the rate then in effect to the extent lawful; they will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2)    Method of Payment. The Issuer will pay interest on the 2029 Notes (except defaulted interest) to the Persons who are registered Holders of 2029 Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such 2029 Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Holders of Definitive 2029 Notes must surrender their 2029 Notes to the Paying Agent to collect payments of principal and premium, if any, due at maturity. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuer maintained for such purpose in New York, New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, interest and premium on, all Global 2029 Notes and all other 2029 Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)    Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Restricted Subsidiaries may act in any such capacity.

(4)    Indenture. The Issuer issued the 2029 Notes under an Indenture dated as of June 9, 2021 (the “Indenture”) among the Issuer, the Guarantors and the Trustee. The terms of the

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2029 Notes include those stated in the Indenture. The 2029 Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this 2029 Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The 2029 Notes are unsecured obligations of the Issuer. The Indenture does not limit the aggregate principal amount of 2029 Notes that may be issued thereunder.

(5)    Optional Redemption.

(a)    Except as set forth in subclauses (b) and (c) of this clause (5) or in clause 7(a), the Issuer will not have the option to redeem the 2029 Notes prior to June 15, 2024. On or after June 15, 2024, the Issuer may redeem all or a part of the 2029 Notes upon not less than ten nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the 2029 Notes redeemed, to the applicable 2029 Notes Redemption Date, if redeemed during the twelve-month period beginning on June 15 of each year indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on an Interest Payment Date that is on or prior to the 2029 Notes Redemption Date:

Year	Percentage
2024	102.063%
2025	101.031%
2026 and thereafter	100.000%

Notwithstanding the provisions of subclause (a) of this clause (5), at any time prior to June 15, 2024, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 2029 Notes (including any Additional 2029 Notes) issued under the Indenture upon not less than ten nor more than 60 days’ notice, at a redemption price of 104.125% of the principal amount, plus accrued and unpaid interest, to the 2029 Notes Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the 2029 Notes Redemption Date), in an amount not greater than the net cash proceeds of one or more Equity Offerings by the Issuer; provided that at least 65% of the aggregate principal amount of the 2029 Notes (including any Additional 2029 Notes) issued under the Indenture (excluding 2029 Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption and the redemption occurs within 180 days of the date of the closing of such Equity Offering.

Notwithstanding the provisions of subclause (a) of this clause (5), at any time prior to June 15, 2024, the Issuer may also redeem all or a part of the Notes, upon not less than ten nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the 2029 Notes redeemed plus the 2029 Notes Applicable Premium as of, and accrued and unpaid interest to the 2029 Notes Redemption Date, subject to the rights of Holders of the 2029 Notes on the relevant record date to receive interest due on an Interest Payment Date that is prior to the 2029 Notes Redemption Date.

For purposes of subclause (c) of this clause (5), “2029 Notes Applicable Premium” means, with respect to any 2029 Note on any 2029 Notes Redemption Date, the greater of (1)

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1.0% of the principal amount of the 2029 Note or (2) the excess of: (a) the present value at such 2029 Notes Redemption Date of (i) the redemption price of the Note at June 15, 2024 (such redemption price being set forth in the table appearing in subclause (a)) plus (ii) all required interest payments due on the 2029 Note through June 15, 2024 (excluding accrued but unpaid interest to the 2029 Notes Redemption Date), computed using a discount rate equal to the 2029 Notes Treasury Rate as of such Redemption Date plus 50 basis points, discounted to the 2029 Notes Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months); over (b) the principal amount of the 2029 Note. In addition, for purposes of subclause (c) of this clause (5), “2029 Notes Treasury Rate” means, as of any 2029 Notes Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the 2029 Notes Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the 2029 Notes Redemption Date to June 15, 2024; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Issuer shall obtain the 2029 Notes Treasury Rate by linear interpolation (calculated to the nearest one twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the 2029 Notes Redemption Date to June 15, 2024, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Issuer will (a) calculate the 2029 Notes Treasury Rate no later than the second Business Day (and no earlier than the fourth Business Day) preceding the applicable 2029 Notes Redemption Date (or, in the case of any redemption in connection with a defeasance of the 2029 Notes or a satisfaction and discharge of the Indenture, on the Business Day preceding such event) and (b) prior to such 2029 Notes Redemption Date file with the Trustee a statement setting forth the 2029 Notes Applicable Premium and the 2029 Notes Treasury Rate and showing the calculation of each in reasonable detail.

(c)    Unless the Issuer defaults in the payment of the redemption price and interest will cease to accrue on the 2029 Notes or portions thereof called for redemption on the applicable 2029 Notes Redemption Date.

(6)    Mandatory Redemption.

Except as set forth under Sections 4.10, 4.15 and 4.17(b) of the Indenture, the Issuer is not required to make mandatory redemption or sinking fund payments with respect to the 2029 Notes or to repurchase notes at the option of the Holders.

(7)    Repurchase at the Option of Holders. The provisions governing Change of Control Offers and Asset Sale offers are set forth in Sections 3.09, 4.10 or 4.15, respectively, of the Indenture.

(8)    Notice of Redemption. Notice of redemption will be given in the manner provided in the Indenture at least ten days (or such shorter period as specified solely in respect of a Special Mandatory Redemption) but not more than 60 days before the 2029 Notes Redemption Date to each Holder whose 2029 Notes are to be redeemed at its registered address, except that

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redemption notices may be given more than 60 days prior to a 2029 Notes Redemption Date if the notice is issued in connection with a defeasance of the 2029 Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

(9)    Denominations, Transfer, Exchange. The 2029 Notes are in registered form without coupons in de-nominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of 2029 Notes may be registered and 2029 Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any 2029 Note or portion of a 2029 Note selected for redemption, except for the unredeemed portion of any 2029 Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any 2029 Notes for a period of 15 days before a selection of 2029 Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10)    Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

(11)    Amendment, Supplement and Waiver. The Indenture, the 2029 Notes and the Note Guarantees of such series may be amended or supplemented as provided in Article 9 of the Indenture.

(12)    Defaults and Remedies. The Events of Default relating to the 2029 Notes are set forth in Article 6 of the Indenture.

(13)    No Recourse Against Others. Neither DTE Energy nor any director, officer, partner, member, employee, incorporator, manager or stockholder or other owner of any Equity Interest of DTE Energy, the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Indenture, the 2029 Notes, the Note Guarantees of such series or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of 2029 Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the 2029 Notes and the Note Guarantees of such series.

(14)    Authentication. This 2029 Note will not be valid until authenticated by the manual or electronic signature of the Trustee or an authenticating agent.

(15)    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(16)    CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the 2029 Notes, and the Trustee may use CUSIP numbers in notices of redemption as

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a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(17)    GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS 2029 NOTE AND THE NOTE GUARANTEES OF SUCH SERIES.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

DT Midstream, Inc.

One Energy Plaza

Detroit, MI 48226-1279

Attention: Treasurer

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Assignment Form

To assign this 2029 Note, fill in the form below:

(I) or (we) assign and transfer this 2029 Note to: (Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                      to transfer this 2029 Note on the books of the Issuer. The agent substitutes another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this 2029 Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Option of Holder to Elect Purchase

If you want to elect to have this 2029 Note purchased by the Issuer pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐   Section 4.10                     ☐   Section 4.15

If you want to elect to have only part of the 2029 Note purchased by the Issuer pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

            $

Date:

Your Signature:

(Sign exactly as your name appears on the face of this 2029 Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Schedule of Exchanges of Interests in the Global 2029 Note*

The following exchanges of a part of this Global 2029 Note for an interest in another Global 2029 Note or for a Definitive 2029 Note, or exchanges of a part of another Global 2029 Note or Definitive 2029 Note for an interest in this Global 2029 Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global 2029 Note	Amount of increase in Principal Amount of this Global 2029 Note	Principal Amount of this Global 2029 Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the 2029 Note is issued in global form.

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EXHIBIT A-2

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the OID Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP NO.

ISIN

4.375% Senior Notes due 2031

No.	$

DT MIDSTREAM, INC.

promise to pay to                     , or registered assigns, the principal sum of          DOLLARS [or such other amount as may be indicated on the attached Schedule of Exchanges of Interests in the Global 2031 Note], on June 15, 2031.

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1

Dated:             , 20

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DT MIDSTREAM, INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

Dated:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

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[Back of Note]

4.375% Senior Notes due 2031

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)    Interest. DT Midstream, Inc., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this 2031 Note at 4.375% per annum from [                    ] until maturity. The Issuer will pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the 2031 Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this 2031 Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be [                    ]. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium from time to time on demand at the rate then in effect to the extent lawful; they will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2)    Method of Payment. The Issuer will pay interest on the 2031 Notes (except defaulted interest) to the Persons who are registered Holders of 2031 Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such 2031 Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Holders of Definitive 2031 Notes must surrender their 2031 Notes to the Paying Agent to collect payments of principal and premium, if any, due at maturity. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuer maintained for such purpose in New York, New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, interest and premium on, all Global 2031 Notes and all other 2031 Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)    Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Restricted Subsidiaries may act in any such capacity.

(4)    Indenture. The Issuer issued the 2031 Notes under an Indenture dated as of June 9, 2021 (the “Indenture”) among the Issuer, the Guarantors and the Trustee. The terms of the

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2031 Notes include those stated in the Indenture. The 2031 Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this 2031 Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The 2031 Notes are unsecured obligations of the Issuer. The Indenture does not limit the aggregate principal amount of 2031 Notes that may be issued thereunder.

(5)    Optional Redemption.

(a)    Except as set forth in subclauses (b) and (c) of this clause (5) or in clause 7(a), the Issuer will not have the option to redeem the 2031 Notes prior to June 15, 2026. On or after June 15, 2026, the Issuer may redeem all or a part of the 2031 Notes upon not less than ten nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the 2031 Notes redeemed, to the applicable 2031 Notes Redemption Date, if redeemed during the twelve-month period beginning on June 15 of each year indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on an Interest Payment Date that is on or prior to the 2031 Notes Redemption Date:

Year	Percentage
2026	102.188%
2027	101.458%
2028	100.729%
2029 and thereafter	100.000%

Notwithstanding the provisions of subclause (a) of this clause (5), at any time prior to June 15, 2026, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 2031 Notes (including any Additional 2031 Notes) issued under the Indenture upon not less than ten nor more than 60 days’ notice, at a redemption price of 104.375% of the principal amount, plus accrued and unpaid interest, to the 2031 Notes Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the 2031 Notes Redemption Date), in an amount not greater than the net cash proceeds of one or more Equity Offerings by the Issuer; provided that at least 65% of the aggregate principal amount of the 2031 Notes (including any Additional 2031 Notes) issued under the Indenture (excluding 2031 Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption and the redemption occurs within 180 days of the date of the closing of such Equity Offering.

Notwithstanding the provisions of subclause (a) of this clause (5), at any time prior to June 15, 2026, the Issuer may also redeem all or a part of the Notes, upon not less than ten nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the 2031 Notes redeemed plus the 2031 Notes Applicable Premium as of, and accrued and unpaid interest to the 2031 Notes Redemption Date, subject to the rights of Holders of the 2031 Notes on the relevant record date to receive interest due on an Interest Payment Date that is prior to the 2031 Notes Redemption Date.

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For purposes of subclause (c) of this clause (5), “2031 Notes Applicable Premium” means, with respect to any 2031 Note on any 2031 Notes Redemption Date, the greater of (1) 1.0% of the principal amount of the 2031 Note or (2) the excess of: (a) the present value at such 2031 Notes Redemption Date of (i) the redemption price of the Note at June 15, 2026 (such redemption price being set forth in the table appearing in subclause (a)) plus (ii) all required interest payments due on the 2031 Note through June 15, 2026 (excluding accrued but unpaid interest to the 2031 Notes Redemption Date), computed using a discount rate equal to the 2031 Notes Treasury Rate as of such Redemption Date plus 50 basis points, discounted to the 2031 Notes Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months); over (b) the principal amount of the 2031 Note. In addition, for purposes of subclause (c) of this clause (5), “2031 Notes Treasury Rate” means, as of any 2031 Notes Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the 2031 Notes Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the 2031 Notes Redemption Date to June 15, 2026; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Issuer shall obtain the 2031 Notes Treasury Rate by linear interpolation (calculated to the nearest one twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the 2031 Notes Redemption Date to June 15, 2026, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Issuer will (a) calculate the 2031 Notes Treasury Rate no later than the second Business Day (and no earlier than the fourth Business Day) preceding the applicable 2031 Notes Redemption Date (or, in the case of any redemption in connection with a defeasance of the 2031 Notes or a satisfaction and discharge of the Indenture, on the Business Day preceding such event) and (b) prior to such 2031 Notes Redemption Date file with the Trustee a statement setting forth the 2031 Notes Applicable Premium and the 2031 Notes Treasury Rate and showing the calculation of each in reasonable detail.

(c)    Unless the Issuer defaults in the payment of the redemption price and interest will cease to accrue on the 2031 Notes or portions thereof called for redemption on the applicable 2031 Notes Redemption Date.

(6)    Mandatory Redemption.

Except as set forth under Sections 4.10, 4.15 and 4.17(b) of the Indenture, the Issuer is not required to make mandatory redemption or sinking fund payments with respect to the 2031 Notes or to repurchase notes at the option of the Holders.

(7)    Repurchase at the Option of Holders. The provisions governing Change of Control Offers and Asset Sale offers are set forth in Sections 3.09, 4.10 or 4.15, respectively, of the Indenture.

(8)    Notice of Redemption. Notice of redemption will be given in the manner provided in the Indenture at least ten days (or such shorter period as specified solely in respect of a Special

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Mandatory Redemption) but not more than 60 days before the 2031 Notes Redemption Date to each Holder whose 2031 Notes are to be redeemed at its registered address, except that redemption notices may be given more than 60 days prior to a 2031 Notes Redemption Date if the notice is issued in connection with a defeasance of the 2031 Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

(9)    Denominations, Transfer, Exchange. The 2031 Notes are in registered form without coupons in de-nominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of 2031 Notes may be registered and 2031 Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any 2031 Note or portion of a 2031 Note selected for redemption, except for the unredeemed portion of any 2031 Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any 2031 Notes for a period of 15 days before a selection of 2031 Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10)    Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

(11)    Amendment, Supplement and Waiver. The Indenture, the 2031 Notes and the Note Guarantees of such series may be amended or supplemented as provided in Article 9 of the Indenture.

(12)    Defaults and Remedies. The Events of Default relating to the 2031 Notes are set forth in Article 6 of the Indenture.

(13)    No Recourse Against Others. Neither DTE Energy nor any director, officer, partner, member, employee, incorporator, manager or stockholder or other owner of any Equity Interest of DTE Energy, the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Indenture, the 2031 Notes, the Note Guarantees of such series or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of 2031 Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the 2031 Notes and the Note Guarantees of such series.

(14)    Authentication. This 2031 Note will not be valid until authenticated by the manual or electronic signature of the Trustee or an authenticating agent.

(15)    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

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(16)    CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the 2031 Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(17)    GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS 2031 NOTE AND THE NOTE GUARANTEES OF SUCH SERIES.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

DT Midstream, Inc.

One Energy Plaza

Detroit, MI 48226-1279

Attention: Treasurer

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Assignment Form

To assign this 2031 Note, fill in the form below:

(I) or (we) assign and transfer this 2031 Note to: (Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                      to transfer this 2031 Note on the books of the Issuer. The agent substitutes another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this 2031 Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Option of Holder to Elect Purchase

If you want to elect to have this 2031 Note purchased by the Issuer pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐  Section 4.10             ☐  Section 4.15

If you want to elect to have only part of the 2031 Note purchased by the Issuer pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this 2031 Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Schedule of Exchanges of Interests in the Global 2031 Note*

The following exchanges of a part of this Global 2031 Note for an interest in another Global 2031 Note or for a Definitive 2031 Note, or exchanges of a part of another Global 2031 Note or Definitive 2031 Note for an interest in this Global 2031 Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global 2031 Note	Amount of increase in Principal Amount of this Global 2031 Note	Principal Amount of this Global 2031 Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the 2031 Note is issued in global form.

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EXHIBIT B-1

FORM OF CERTIFICATE OF TRANSFER

DT Midstream, Inc.

One Energy Plaza

Detroit, MI 48226-1279

U.S. Bank National Association

535 Griswold Street, Suite 550

Detroit, Michigan 48226

Facsimile No.: (313) 963-9428

Attention: Global Corporate Trust

Re:	4.125% Senior Notes due 2029

Reference is hereby made to the Indenture, dated as of June 9, 2021 (the “Indenture”), among DT Midstream, Inc., a Delaware corporation (the “Issuer”), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Transferor”) owns and proposes to transfer the 2029 Note[s] or interest in such 2029 Note[s] specified in Annex A hereto, in the principal amount of $         in such 2029 Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.        ☐    Check if Transferee will take delivery of a beneficial interest in the 144A Global 2029 Note or a Restricted Definitive 2029 Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive 2029 Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive 2029 Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive 2029 Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global 2029 Note and/or the Restricted Definitive 2029 Note and in the Indenture and the Securities Act.

2.        ☐    Check if Transferee will take delivery of a beneficial interest in the Regulation S Global 2029 Note or a Restricted Definitive 2029 Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 904 under

B-1-1

the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the Securities Act, (iii) if the Transfer is being made prior to the expiration of the Restricted Period, the Transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) and (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive 2029 Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global 2029 Note and/or the Restricted Definitive 2029 Note and in the Indenture and the Securities Act.

3.     Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Global 2029 Note or a Restricted Definitive 2029 Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global 2029 Notes and Restricted Definitive 2029 Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)    such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)     such Transfer is being effected to the Issuer or a subsidiary thereof;

or

(c)    such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)    such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global 2029 Note or Restricted Definitive 2029 Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D-1 to the Indenture and (2) if such Transfer is in respect of a principal amount of 2029 Notes at the time of transfer of less than $250,000, an Opinion of

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Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on a Restricted Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global 2029 Note (CUSIP 23345MAA5), or

(ii)	☐ Regulation S Global 2029 Note (CUSIP U2648LAA2).

2.	After the Transfer the Transferee will hold:

[CHECK ONE OF]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global 2029 Note (CUSIP 23345MAA5), or

(ii)	☐ Regulation S Global 2029 Note (CUSIP U2648LAA2), or

(b)	☐ a Restricted Definitive 2029 Note,

in accordance with the terms of the Indenture.

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EXHIBIT B-2

FORM OF CERTIFICATE OF TRANSFER

DT Midstream, Inc.

One Energy Plaza

Detroit, MI 48226-1279

U.S. Bank National Association

535 Griswold Street, Suite 550

Detroit, Michigan 48226

Facsimile No.: (313) 963-9428

Attention: Global Corporate Trust

Re:	4.375% Senior Notes due 2031

Reference is hereby made to the Indenture, dated as of June 9, 2021 (the “Indenture”), among DT Midstream, Inc., a Delaware corporation (the “Issuer”), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Transferor”) owns and proposes to transfer the 2031 Note[s] or interest in such 2031 Note[s] specified in Annex A hereto, in the principal amount of $         in such 2031 Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.        ☐    Check if Transferee will take delivery of a beneficial interest in the 144A Global 2031 Note or a Restricted Definitive 2031 Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive 2031 Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive 2031 Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive 2031 Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global 2031 Note and/or the Restricted Definitive 2031 Note and in the Indenture and the Securities Act.

2.        ☐    Check if Transferee will take delivery of a beneficial interest in the Regulation S Global 2031 Note or a Restricted Definitive 2031 Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 904 under

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the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the Securities Act, (iii) if the Transfer is being made prior to the expiration of the Restricted Period, the Transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) and (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive 2031 Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global 2031 Note and/or the Restricted Definitive 2031 Note and in the Indenture and the Securities Act.

3.     ☐    Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Global 2031 Note or a Restricted Definitive 2031 Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global 2031 Notes and Restricted Definitive 2031 Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)    such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)     such Transfer is being effected to the Issuer or a subsidiary thereof;

or

(c)    such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)    such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global 2031 Note or Restricted Definitive 2031 Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D-2 to the Indenture and (2) if such Transfer is in respect of a principal amount of 2031 Notes at the time of transfer of less than $250,000, an Opinion of

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Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on a Restricted Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global 2031 Note (CUSIP 23345MAB3), or

(ii)	☐ Regulation S Global 2031 Note (CUSIP U2648LAB0).

2.	After the Transfer the Transferee will hold:

[CHECK ONE OF]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global 2031 Note (CUSIP 23345MAB3), or

(ii)	☐ Regulation S Global 2031 Note (CUSIP U2648LAB0), or

(b)	☐ a Restricted Definitive 2031 Note,

in accordance with the terms of the Indenture.

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EXHIBIT C-1

FORM OF CERTIFICATE OF EXCHANGE

DT Midstream, Inc.

One Energy Plaza

Detroit, MI 48226-1279

U.S. Bank National Association

535 Griswold Street, Suite 550

Detroit, Michigan 48226

Facsimile No.: (313) 963-9428

Attention: Global Corporate Trust

Re: 4.125% Senior Notes due 2029 (CUSIP                )

Reference is hereby made to the Indenture, dated as of June 9, 2021 (the “Indenture”), among DT Midstream, Inc., a Delaware corporation (the “Issuer”), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            (the “Owner”) owns and proposes to exchange the 2029 Note[s] or interest in such 2029 Note[s] specified herein, in the principal amount of $             in such 2029 Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

Exchange of Restricted Definitive 2029 Notes or Beneficial Interests in Restricted Global 2029 Notes for Restricted Definitive 2029 Notes or Beneficial Interests in Restricted 2029 Global Notes

(a)    ☐ Check if Exchange is from beneficial interest in a Restricted Global 2029 Note to Restricted Definitive 2029 Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global 2029 Note for a Restricted Definitive 2029 Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive 2029 Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive 2029 Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive 2029 Note and in the Indenture and the Securities Act.

(b)    ☐ Check if Exchange is from Restricted Definitive 2029 Note to beneficial interest in a Restricted Global 2029 Note. In connection with the Exchange of the Owner’s Restricted Definitive 2029 Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global 2029 Note, ☐ Regulation S Global 2029 Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global 2029 Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.

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Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global 2029 Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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EXHIBIT C-2

FORM OF CERTIFICATE OF EXCHANGE

DT Midstream, Inc.

One Energy Plaza

Detroit, MI 48226-1279

U.S. Bank National Association

535 Griswold Street, Suite 550

Detroit, Michigan 48226

Facsimile No.: (313) 963-9428

Attention: Global Corporate Trust

Re: 4.375% Senior Notes due 2031 (CUSIP                )

Reference is hereby made to the Indenture, dated as of June 9, 2021 (the “Indenture”), among DT Midstream, Inc., a Delaware corporation (the “Issuer”), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            (the “Owner”) owns and proposes to exchange the 2031 Note[s] or interest in such 2031 Note[s] specified herein, in the principal amount of $             in such 2031 Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

Exchange of Restricted Definitive 2031 Notes or Beneficial Interests in Restricted Global 2031 Notes for Restricted Definitive 2031 Notes or Beneficial Interests in Restricted 2031 Global Notes

(a)    ☐ Check if Exchange is from beneficial interest in a Restricted Global 2031 Note to Restricted Definitive 2031 Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global 2031 Note for a Restricted Definitive 2031 Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive 2031 Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive 2031 Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive 2031 Note and in the Indenture and the Securities Act.

(b)    ☐ Check if Exchange is from Restricted Definitive 2031 Note to beneficial interest in a Restricted Global 2031 Note. In connection with the Exchange of the Owner’s Restricted Definitive 2031 Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global 2031 Note, ☐ Regulation S Global 2031 Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global 2031 Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.

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Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global 2031 Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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EXHIBIT D-1

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR (2029 NOTES)

DT Midstream, Inc.

One Energy Plaza

Detroit, MI 48226-1279

U.S. Bank National Association

535 Griswold Street, Suite 550

Detroit, Michigan 48226

Facsimile No.: (313) 963-9428

Attention: Global Corporate Trust

Re: 4.125% Senior Notes due 2029

Reference is hereby made to the Indenture, dated as of June 9, 2021 (the “Indenture”), among DT Midstream, Inc., a Delaware corporation (the “Issuer”), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $         aggregate principal amount of:

☐     a beneficial interest in a Global 2029 Note, or

☐     a 2029 Definitive Note,

we confirm that:

1.    We understand that any subsequent transfer of the 2029 Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the 2029 Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.    We understand that the offer and sale of the 2029 Notes have not been registered under the Securities Act, and that the 2029 Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the 2029 Notes or any interest therein, we will do so only (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of 2029 Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the

D-1-1

Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive 2029 Note or beneficial interest in a Global 2029 Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.    We understand that, on any proposed resale of the 2029 Notes or beneficial interest therein, we will be required to furnish to each of you such certifications, legal opinions and other information as each of you may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the 2029 Notes purchased by us will bear a legend to the foregoing effect.

4.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the 2029 Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.    We are acquiring the 2029 Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

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EXHIBIT D-2

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR (2031 NOTES)

DT Midstream, Inc.

One Energy Plaza

Detroit, MI 48226-1279

U.S. Bank National Association

535 Griswold Street, Suite 550

Detroit, Michigan 48226

Facsimile No.: (313) 963-9428

Attention: Global Corporate Trust

Re:	4.375% Senior Notes due 2031

Reference is hereby made to the Indenture, dated as of June 9, 2021 (the “Indenture”), among DT Midstream, Inc., a Delaware corporation (the “Issuer”), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $         aggregate principal amount of:

☐	a beneficial interest in a Global 2031 Note, or

☐	a 2031 Definitive Note,

we confirm that:

1.    We understand that any subsequent transfer of the 2031 Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the 2031 Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.    We understand that the offer and sale of the 2031 Notes have not been registered under the Securities Act, and that the 2031 Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the 2031 Notes or any interest therein, we will do so only (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of 2031 Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the

D-2-1

Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive 2031 Note or beneficial interest in a Global 2031 Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.    We understand that, on any proposed resale of the 2031 Notes or beneficial interest therein, we will be required to furnish to each of you such certifications, legal opinions and other information as each of you may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the 2031 Notes purchased by us will bear a legend to the foregoing effect.

4.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the 2031 Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.    We are acquiring the 2031 Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

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EXHIBIT E

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

Supplemental Indenture (this “Supplemental Indenture”), dated as of             , 20    , among                      (the “Guaranteeing Subsidiary”), DT Midstream, Inc. (the “Issuer”), the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of June 9, 2021 providing for the issuance of 4.125% Senior Notes (the “2029 Notes”) and the 4.375 Senior Notes due 2031 (the “2031 Notes” and together with the 2029 Notes, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.    Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including, but not limited to, Article 10 thereof.

3.    No Recourse Against Others. Neither DTE Energy nor any director, officer, partner, member, employee, incorporator, manager or stockholder or other owner of any Equity Interest of DTE Energy, the Issuer or any Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuer or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

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4.    NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5.    Counterparts. This Supplemental Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

6.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:             , 20

[Guaranteeing Subsidiary]

By:
Name:
Title:

DT MIDSTREAM, INC.

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

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